UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.      )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

InterDigital Communications Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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InterDigital Communications Corporation

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be Held June 7, 2007

TO THE SHAREHOLDERS OF INTERDIGITAL COMMUNICATIONS CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of InterDigital Communications Corporation, a Pennsylvania corporation (the “Company”), will be held on Thursday, June 7, 2007, at 11:00 a.m. Eastern Time, at the Radisson Hotel Valley Forge, King of Prussia, Pennsylvania, for the following purposes:

1.	To elect two directors for a term of three years;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2007; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Shareholders of record of the Company’s Common Stock at the close of business on April 10, 2007 are entitled to notice of and to vote at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card or you may vote using Internet or telephone voting options so that your shares will be represented and voted.

By Order of the Board of Directors,

Rebecca Bridgeford Opher
Assistant Secretary

April 30, 2007

781 Third Avenue

King of Prussia, Pennsylvania

WE URGE SHAREHOLDERS TO PROMPTLY COMPLETE, SIGN, DATE AND RETURN

THE ACCOMPANYING PROXY CARD

OR TO VOTE OVER THE INTERNET OR BY TELEPHONE.

INFORMATION CONCERNING VOTING AND SOLICITATION	1
General	1
Shareholders Entitled to Vote at the Annual Meeting	1
Quorum and Required Vote	1
Shareholders of Record and Beneficial Owners	1
Proxies and Voting Procedures	2
Cost of Proxy Solicitation	4
Tabulation of the Votes	4
Shareholder Proposals	4
ELECTION OF DIRECTORS—PROPOSAL NO. 1	5
Nominees for Election to the Board of Directors (Term Expiring in 2010)	5
Members of the Board of Directors (Term Expiring in 2009)	6
Members of the Board of Directors (Term Expiring in 2008)	6
Information about the Board of Directors	7
Committees and Meetings of the Board of Directors	7
Nominating Process	8
Shareholder Communications with the Board of Directors	9
Our Policies Regarding the Review and Approval of Related Party Transactions	9
Director Independence	9
Compliance with Section 16(a) of the Securities Exchange Act of 1934	10
Code of Ethics	10
2006 DIRECTOR COMPENSATION NARRATIVE	10
2006 Director Compensation Table	11
Compensation Committee Interlocks and Insider Participation	12
EXECUTIVE COMPENSATION	12
2006 Compensation Discussion and Analysis	12
Compensation Committee Report	19
2006 Summary Compensation Table	20
2006 Potential Payments Upon Termination of Change in Control	21
2006 Grants of Plan-Based Awards	38
2006 Outstanding Equity Awards at Fiscal Year-End	39
2006 Option Exercises and Stock Vested	41
SECURITY OWNERSHIP OF MANAGEMENT	41
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	42
SUMMARY OF ALL EXISTING EQUITY COMPENSATION PLANS	43
EQUITY COMPENSATION PLAN INFORMATION	43
AUDIT COMMITTEE REPORT	44
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM—PROPOSAL NO. 2	45
Fees Paid to Independent Registered Public Accounting Firm	45
Audit Committee Pre-Approval Policy for Audit and Non-Audit Services of Independent Registered Public Accounting Firm	46
APPENDIX “A”	47

INTERDIGITAL COMMUNICATIONS CORPORATION

781 Third Avenue, King of Prussia, PA 19406-1409

PROXY STATEMENT FOR THE 2007 ANNUAL MEETING OF SHAREHOLDERS

Information Concerning Voting and Solicitation

General

You are invited to attend our Annual Meeting of Shareholders on June 7, 2007 beginning at 11:00 a.m., Eastern Time, at the Radisson Hotel Valley Forge, King of Prussia, Pennsylvania (the “Annual Meeting”). At the Annual Meeting you will be asked to consider and vote upon the election of two directors and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2007.

This Proxy Statement is provided in connection with the solicitation by the Board of Directors of InterDigital Communications Corporation, a Pennsylvania corporation (the “Company,” “we,” or “our”), of proxies to be voted at our 2007 Annual Meeting of Shareholders and at any adjournment or postponement, for the purposes set forth in the accompanying Notice of Annual Meeting (Notice). This Proxy Statement, together with the Notice, proxy card and 2006 Annual Report are being first mailed to shareholders on or about May 3, 2007.

Shareholders Entitled to Vote at the Annual Meeting

Holders of the Company’s Common Stock at the close of business on April 10, 2007 (the “Record Date”), are entitled to notice of and to vote their shares at the Annual Meeting and any adjournment or postponement. As of that date, there were 46,889,795 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock entitles the holder to one vote on each matter properly presented at the Annual Meeting. Votes will not be cumulated in the election of directors. The names of shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting.

Quorum and Required Vote

The presence, in person or by proxy, of holders of a majority of the shares entitled to vote is necessary to constitute a quorum at the Annual Meeting. A quorum is required to conduct business at the meeting. Abstentions and “broker non-votes” are counted as present for purposes of a quorum but will not be voted and will have no effect on matters to be voted upon at the Annual Meeting. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because it does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner directing the bank, broker or other holder of record as to how to vote.

Directors are elected by a plurality of the votes cast. Approval of all other matters presented at the Annual Meeting requires the affirmative vote of a majority of the votes cast by shareholders present, in person or by proxy, at the Annual Meeting.

Shareholders of Record and Beneficial Owners

If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, you are considered the “shareholder of record” with respect to those shares. The Notice, Proxy Statement, proxy card and 2006 Annual Report have been sent directly to you by American Stock Transfer & Trust Company on behalf of the Company.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The Notice, Proxy Statement, voting instruction form and 2006

Annual Report have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction form included in the mailing or by following their instructions for voting by telephone or on the Internet.

Proxies and Voting Procedures

All proxies received will be voted in accordance with the choices specified on such proxies. If you return a proxy card and do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors or, if no recommendation is given, in the discretion of the persons named in the proxy card. If you have misplaced your proxy card, you may obtain another by contacting The Altman Group, Inc., at 800-294-5107. If you receive more than one proxy card, it means that you have more than one account in which our stock is held, which may be at the transfer agent, with stockbrokers or otherwise. Please complete and return all proxies for each account to ensure that all of your shares are voted.

The Board of Directors does not know of any other matters to be voted on at the Annual Meeting and does not presently intend to bring any business before the Annual Meeting other than the specific proposals referred to in the Notice. If any other business properly comes before the Annual Meeting, including the consideration of a motion to adjourn such meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend or, if no recommendation is given, in their own discretion.

(a)        You may vote by one of the following methods:

(i)        By Mail. To vote by mail, complete, sign and date the proxy card or voting instruction form and return it in the prepaid envelope. If you return it without indicating your voting preferences, the persons named in the proxy card or voting instruction form may vote the shares represented by that proxy as recommended by the Board of Directors.

(ii)        By Telephone or on the Internet. The law of the Commonwealth of Pennsylvania, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the judge of election can determine that such proxy was authorized by the shareholder. The voting procedures below are designed to authenticate shareholders’ identities, to allow shareholders to grant a proxy to vote their shares and to confirm that shareholders’ voting instructions have been properly recorded. Telephone and Internet voting facilities for shareholders will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on Wednesday, June 6, 2007.

If you are a Shareholder of Record:

To Vote by Telephone (Touch-Tone Phone Only). To vote by telephone if you are a shareholder of record, take notice of the control number printed on your proxy card. Please have your control number and the proxy card available when you call. Dial toll free 1-800-PROXIES (1-800-776-9437) and follow the instructions.

To Vote by Internet. If you wish to vote using the Internet and you are a shareholder of record, you can access the web page at WWW.VOTEPROXY.COM and follow the on-screen instructions. If you vote by the Internet, you must have your control number (printed on your proxy card) and the proxy card available when you access the web page.

If you are a Beneficial Owner:

To Vote by Telephone or Internet. A number of brokers and banks participate in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provided by American Stock Transfer & Trust Company for shares registered in the name of the shareholder. If your shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, you may vote those shares by telephone or Internet in the following manner:

To Vote by Telephone (Touch-Tone Phone Only). To vote by telephone if you are a beneficial owner, take notice of the control number printed on your voting instruction form. Please have your control number and the voting instruction form available when you call. Dial the toll free number shown on your voting instruction form and follow the instructions.

To Vote by Internet. If you wish to vote using the Internet and you are a beneficial owner, you can access the web page at WWW.VOTEPROXY.COM and follow the on-screen instructions. If you vote by the Internet, you must have your control number (printed on your voting instruction form) and the voting instruction form available when you access the web page.

(iii)        Voting in Person at the Annual Meeting. Please see “Annual Meeting Admission” below if you plan to vote in person. In addition,

If you are a Shareholder of Record: All shareholders of record may vote in person at the Annual Meeting. If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote orally or by completing a ballot at the Annual Meeting. Submitting your proxy by mail, phone or Internet will not affect your right to vote in person should you decide to attend the Annual Meeting.

If you are a Beneficial Owner: If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the judge of election with your ballot or when you vote orally to be able to vote at the Annual Meeting.

Shareholders are urged to read and carefully consider the information presented in this Proxy Statement, and to complete, date, sign and promptly return the enclosed proxy card or voting instruction form in the enclosed postage-paid envelope or vote by telephone or Internet as described above. Your vote is important. You can save us the expense of a second mailing by voting promptly.

(b)        Revoking Your Vote. You can revoke your proxy or voting instructions and change your vote at any time before the vote is taken at the Annual Meeting:

(i)        If you are a shareholder of record you may do so by (a) delivery of a written notice of revocation or by electronic transmission to the Corporate Secretary of the Company or the Company’s designated agent, such notice to be received no later than the business day preceding the Annual Meeting, (b) submitting a properly executed, later-dated proxy, or (c) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, constitute a revocation of a proxy.

(ii)        If you are a beneficial owner, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described above.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

(c)        Other Matters. As of the date of this Proxy Statement, we do not know of any items, other than those identified in the Notice, which may properly come before the Annual Meeting. However, if other matters should properly come before the Annual Meeting or any adjournment thereof, proxy holders intend to vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in their own discretion.

Cost of Proxy Solicitation

The Company will pay the cost of solicitation of proxies by the Board of Directors. Proxies may be solicited by mail, electronic mail, personal interview, telephone, telegraph or facsimile. In addition, we have retained The Altman Group, Inc., to aid in the solicitation of proxies for a fee of approximately $7,500, plus expenses. In addition, our directors, officers and employees may solicit proxies by such methods without additional remuneration. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the proxy materials to beneficial owners in order to solicit authorizations for the execution of proxies. We will, upon request, reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such proxy materials to the beneficial owners of the Company’s Common Stock.

Tabulation of the Votes

A representative of our transfer agent, American Stock Transfer & Trust Company, will tabulate the votes and act as judge of election at the Annual Meeting.

Shareholder Proposals

Shareholders may make proposals to be considered at the 2008 Annual Meeting of Shareholders (“2008 Annual Meeting”). Shareholder proposals are required to meet the shareholder eligibility requirements of the Securities and Exchange Commission’s (SEC) rules governing such proposals, and must also meet the requirements of the Company’s By-Laws. In accordance with the Company’s By-Laws, no business may be brought before the 2008 Annual Meeting unless specified in the notice of meeting or otherwise brought before the meeting by or at the direction of the Board of Directors or brought by a shareholder who has delivered notice to the Company (containing certain information specified in the By-Laws) not earlier than March 10, 2008 and not later than April 8, 2008 at the Company’s principal executive offices, 781 Third Avenue, King of Prussia, Pennsylvania 19406, Attention: Corporate Secretary. The form of proxy issued with our 2008 Proxy Statement will confer discretionary authority to vote for or against any valid proposal made by a shareholder at our 2008 Annual Meeting and which is not included in our proxy statement. However, such discretionary authority may not be exercised if the shareholder proponent has not provided to our Corporate Secretary notice of such proposal within the time frames set forth above, and certain other conditions provided for in the SEC’s rules have not been satisfied.

In addition to being able to present proposals for consideration at the 2008 Annual Meeting, shareholders may also be able to have their proposals included in our 2008 Proxy Statement. In order to have a shareholder proposal included in our 2008 Proxy Statement, the proposal must be delivered to the Company at the address set forth below not later than January 4, 2008, and the shareholder must otherwise comply with applicable SEC requirements. If the shareholder complies with these requirements for inclusion of a proposal in our 2008 Proxy Statement, the shareholder need not comply with the deadlines for notice described in the preceding paragraph.

A copy of the full text of the By-Law provisions discussed above may be obtained by writing to the Corporate Secretary, InterDigital Communications Corporation, 781 Third Avenue, King of Prussia, Pennsylvania 19406-1409.

ELECTION OF DIRECTORS

(Proposal No. 1)

The business and affairs of the Company are managed under the direction of its Board of Directors. The Board of Directors currently consists of eight members divided into three classes each having a term of three years. As of the Annual Meeting, the Board of Directors will consist of seven members as Mr. Alan P. Zabarsky elected not to stand for re-election. Mr. Zabarsky’s term on the Board of Directors will end immediately prior to the Annual Meeting, and the Board of Directors, acting in accordance with the By-Laws of the Company, has reduced the number of directors constituting the full board to seven effective as of such time. The Board of Directors has nominated two current directors for election at the Annual Meeting for a term expiring at the 2010 Annual Meeting of Shareholders and until their successors are elected and qualified. Unless authority to vote for the nominees is withheld in the proxy, the persons named in the accompanying proxy intend to vote the shares represented by the proxy FOR the election as director of the nominees named below. We have no reason to believe that the named nominees will be unavailable to serve if elected. However, if any of the nominees are unavailable to serve for any reason, the proxies may be voted for another person nominated as a substitute by the Board of Directors. Five incumbent directors will continue to serve as directors following the Annual Meeting as set forth below, with three directors having a term expiring at the 2008 Annual Meeting of Shareholders and two directors having a term expiring at the 2009 Annual Meeting of Shareholders.

The following biographical information is furnished as to the nominees for election as a director and each of the current directors:

Nominees for Election to the Board of Directors

Term Expiring at 2010 Annual Meeting of Shareholders

ROBERT S. ROATH, 64, has been a director of the Company since May 1997. Mr. Roath served as Chief Financial Officer and Senior Vice President of RJR Nabisco, Inc. (RJR Nabisco) from April 1995 to April 1997 and Corporate Controller and Senior Vice President at RJR Nabisco from September 1990 to April 1995. Mr. Roath has been a director of Standard Parking, a provider of parking management services, since May 2004. He also serves as Chairman of Standard Parking’s Audit Committee. Mr. Roath has been non-executive Chairman of the Advisory Board to L.E.K. Consulting, a privately held shareholder value consulting firm, since May 1997.

ROBERT W. SHANER, 58, has been a director of the Company since December 2003. From January 2004 to present, Mr. Shaner has served as founder and managing partner of Performance Management, LLC, a professional management consulting firm specializing in the optimization of business performance. From February 2004 until September 2004, Mr. Shaner served as Interim Chief Executive Officer of REMEC, Inc., a developer and manufacturer of telecommunications infrastructure products for voice, video and data transfer over wireless networks and sophisticated microwave electronic subsystems for defense radar, communications, and electronic warfare applications. From January 2001 to February 2003, Mr. Shaner served as President of Wireless Operations for Cingular Wireless LLC, a joint venture between the wireless divisions of SBC Communications Inc. and BellSouth Corporation. From November 1999 to January 2001, Mr. Shaner served as the Regional President of SBC Wireless, Inc., a provider of wireless communication services to consumers and businesses. Prior to 1999, Mr. Shaner served in various executive capacities at SBC-related companies. Mr. Shaner also serves as a director of Mobility Electronics, Inc.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR PROPOSAL NO. 1 TO ELECT MESSRS. ROATH AND SHANER TO THE BOARD OF DIRECTORS.

Members of the Board of Directors Continuing in Office

Term Expiring at 2009 Annual Meeting of Shareholders

D. RIDGELY BOLGIANO, 74, has been a director of the Company since 1981. Mr. Bolgiano has been a Vice President and Chief Scientist of the Company since April 1984, and has served as Chairman of the Board of Directors of InterDigital Technology Corporation, a wholly-owned subsidiary of the Company, since May 1996. Mr. Bolgiano has been affiliated with the Company in various capacities since 1974.

WILLIAM J. MERRITT, 48, became a director of the Company in May 2005. Mr. Merritt has also served as Chief Executive Officer and President of the Company since May 2005, and as President of InterDigital Technology Corporation since July 2001. Mr. Merritt served as General Patent Counsel of the Company from July 2001 to May 2005, and General Counsel and Secretary from October 1998 to July 2001. In addition, Mr. Merritt was Vice President, Legal and Assistant Secretary from January 1996 to October 1998.

Members of the Board of Directors Continuing in Office

Term Expiring at 2008 Annual Meeting of Shareholders

HARRY G. CAMPAGNA, 68, Chairman of the Board of Directors, has been a director of the Company since April 1994. Mr. Campagna has been the Chief Executive Officer and Chairman of the Board of Directors of Qualitex Co. for more than the past five years. Qualitex Co. is involved in the manufacturing of items for the garment apparel and textile maintenance industries.

STEVEN T. CLONTZ, 56, became a director of the Company in April 1998. Mr. Clontz has, since January 1999, served as President and Chief Executive Officer of StarHub, Ltd. (StarHub), a Singapore-based info-communications corporation providing a full range of information, communications and entertainment services over fixed, mobile, Internet and cable TV networks. Mr. Clontz has also served as an executive director of StarHub since 1999 and as an executive director of six of its affiliates. In April 2005, Mr. Clontz was appointed to the Board of Directors of Equinix, Inc., a leading global provider of network-neutral data centers and Internet exchange services headquartered in California. In February 2004, Mr. Clontz was appointed to the Executive Committee of the Board of Directors of Global Crossing Limited, a Bermuda corporation, which provides telecommunications solutions over a global IP-based network.

EDWARD B. KAMINS, 58, became a director of the Company in December 2003. Since July 2005, Mr. Kamins has served as Chief Operational Excellence Officer of Avnet, Inc. (Avnet), a B2B provider of supply chain management and engineering services, and a global distributor of semiconductors, enterprise networks and computer equipment, and embedded subsystems from leading manufacturers. Mr. Kamins continues to serve as Avnet’s Corporate Senior Vice President, a position he has held since July 2003 when he was promoted to Chief Information Officer. Mr. Kamins joined Avnet in 1996 as Senior Vice President of Business Development for Avnet Computer Marketing. In October 1999, Mr. Kamins was named President of Avnet Applied Computing, a new operating group chartered to serve customers’ embedded computing needs.

Information About the Board of Directors

Committees and Meetings of the Board of Directors

Our Board of Directors holds regularly scheduled quarterly meetings and regularly meets in executive session. In 2006, the Board of Directors met eight times and acted three times by unanimous written consent. Each of the above incumbent directors attended at least 75% of the 2006 meetings of the Board of Directors and the committees on which they served. In addition, all of the members of the Board of Directors were in attendance at the 2006 Annual Meeting of Shareholders. Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s Annual Meeting of Shareholders, it encourages directors to attend and, historically, more than a majority have done so.

The Board of Directors’ standing committees are comprised solely of independent directors as defined under applicable rules of the NASDAQ Stock Market LLC (Nasdaq). Committee composition and meeting information during 2006 is as set forth below:

Name(1)	Audit Committee		Compensation Committee		Finance and Investment Committee		Nominating and Corporate Governance Committee		Executive Committee
Harry G. Campagna			X	(2)			X	(2)	X	(2)

Steven T. Clontz	X		X		X				X

Edward B. Kamins	X				X		X

Robert S. Roath	X	(2)	X		X	(2)			X

Robert W. Shaner			X		X		X

Alan P. Zabarsky(3)	X

Number of Meetings in 2006 (Includes actions by written consent)	7		11	(4)	3		3		6	(5)

(1)	Messrs. Merritt and Bolgiano do not qualify as independent directors; therefore, neither individual serves as a member on any of the committees of the Board of Directors.

(2)	Designates committee Chairman.

(3)	Mr. Zabarsky is a continuing member of the Board of Directors until the June 7, 2007 Annual Meeting of Shareholders.

(4)	The Compensation Committee met 8 times and took action by written consent 3 times during 2006.

(5)	The Executive Committee met 4 times and took action by written consent 2 times during 2006.

Audit Committee:    The principal function of the Audit Committee is to assist the Board of Directors in their general oversight responsibilities relating to the Company’s corporate accounting, financial reporting practices and integrity of financial reports as well as legal and regulatory compliance therewith. The Audit Committee is responsible for the selection, retention and compensation of the Company’s independent registered public accounting firm, and retains oversight of their independence and performance. The Audit Committee assists in facilitating effective communication between the Board of Directors and the Company’s independent registered public accounting firm, and regularly reports Audit Committee actions to the full Board of Directors. In addition, the Audit Committee oversees the quality of the Company’s internal accounting control structure, maintains procedures for handling complaints, including confidential and anonymous submissions made by employees of the Company regarding the Company’s accounting, internal accounting controls and auditing matters, and is responsible for preparing the Audit Committee Report for inclusion in the Company’s proxy statement. A copy of the Audit Committee’s Charter is attached to this Proxy Statement as Appendix “A” and is also available on the Company’s website at: http://www.interdigital.com/profile_audit_comm_charter.shtml. The Board of

Directors has determined that Mr. Roath is an “audit committee financial expert” within the meaning of applicable SEC rules and that he and all other Audit Committee members are “independent” as defined under applicable Nasdaq listing standards.

Compensation Committee:    The primary functions of the Compensation Committee are to (1) assist the Board of Directors in discharging its responsibilities relating to compensation of the Company’s Chief Executive Officer and other executive officers; (2) oversee the Company’s compensation-related policies and programs and the level of awards to employees; and (3) assist the Board of Directors and the Chairman of the Board of Directors in the review, evaluation and succession planning of the Company’s Chief Executive Officer and other members of senior management. The Compensation Committee is also responsible for preparing an annual report on executive compensation in accordance with applicable securities regulations to be included in the Company’s proxy statement. The Compensation Committee is guided in the execution of its primary functions by the Board of Directors’ philosophy that the interests of key leadership should be aligned with the long-term interests of the Company and its shareholders. A copy of the Compensation Committee’s Charter is available on the Company’s website at: http://www.interdigital.com/profile_comp_comm_charter.shtml.

Finance and Investment Committee: The primary function of the Finance and Investment Committee (Finance Committee) is to monitor, provide advice and recommend action to the Board of Directors with respect to the investment and financial policies, strategies, and capital structure of the Company. A copy of the Finance Committee’s Charter is available on the Company’s website at: http://www.interdigital.com/profile_fin_comm_charter.shtml.

Nominating and Corporate Governance Committee:    The primary functions of the Nominating and Corporate Governance Committee (Nominating Committee) are to (1) assist the Board of Directors in identifying and recommending qualified individuals to become Board members and committee members; (2) consider matters of corporate governance and recommend to the Board of Directors changes and modifications to the Company’s Corporate Governance Guidelines; and (3) assist the Board of Directors in the review and evaluation processes employed to assess the Board of Directors’ effectiveness. A copy of the Nominating Committee’s Charter is available on the Company’s website at: http://www.interdigital.com/profile_nominating_comm_charter.shtml.

Executive Committee:    The Executive Committee holds and is empowered to exercise the authority of the Board of Directors between Board meetings in the management of the business affairs of the Company.

Nominating Process

The Nominating Committee will consider nominees recommended by shareholders that are presented within the time frames and whose nominations are accompanied by the information required by the Company’s By-Laws. To date, the Board of Directors has not received any recommendations from shareholders requesting a candidate be considered for inclusion on the Board of Directors’ slate of nominees in the proxy statement. The Board of Directors does not have a separate policy for addressing shareholder recommended nominees; however, the Board has determined that if such a recommendation was received, it would be considered in the same manner that all director candidates are considered, provided it is submitted in accordance with the requirements in the Company’s By-Laws. Specifically, candidates are evaluated and recommended to the Board of Directors by the Nominating Committee. Among the factors considered are a nominee’s experience at policy-making levels in areas relevant to the Company’s business, level of personal and professional ethics, integrity and values, and ability to serve the long-term interests of shareholders. Additional considerations include the size and diversity of experience of the Board of Directors as an operating body. The Board of Directors also believes that at least one of its members should meet the criteria for an “audit committee financial expert” as defined by SEC rules and that a majority of its members must meet the definition of an “independent director” under Nasdaq rules.

Historically, the Nominating Committee has engaged search firms to assist it in finding new independent Board members. The role of the search firms was to identify and screen potential candidates and, with respect to persons in whom the Nominating Committee was interested, provide background information and references.

Shareholder Communications with the Board of Directors

The Board of Directors provides a process for shareholders to send communications to the Board or any of its directors, which is described in the corporate governance section of the Company’s website at http://www.interdigital.com. The website provides a link enabling shareholders to send communications by e-mail. All such communications are compiled by the Communications & Investor Relations Department of the Company and submitted, as appropriate, to the Board of Directors or specified directors on a periodic basis. Any complaints relating to accounting, internal accounting controls or auditing matters may be made confidentially and must be in writing addressed to the Office of the Ombudsman, P.O. Box 60814, King of Prussia, Pennsylvania 19406-1409.

Our Policies Regarding the Review and Approval of Related Party Transactions

In April 2007, we adopted a written statement of policy with respect to related person transactions, which is administered by the Audit Committee of our Board of Directors (Policy). Under our Policy, a “Related Party Transaction” is any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) between the Company (including any of our subsidiaries) and a Related Person, without regard to the amount involved. A “Related Person” includes any of our executive officers, directors or director nominees, any stockholder owning in excess of five percent of our Common Stock, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed as an executive officer or is a partner or principal or in a similar position or in which such person has a five percent or greater beneficial ownership interest. Related Party Transactions do not include any transactions involving only director or executive officer compensation, transactions where the Related Person receives proportional benefits as a shareholder with all other shareholders, transactions involving competitive bids, or transactions involving certain bank-related services.

Pursuant to our Policy, a Related Party Transaction may be consummated or may continue only if:

•	the Audit Committee approves or ratifies such transaction in accordance with the terms of the policy; or

•

the Chair of the Audit Committee pre-approves or ratifies such transaction and the amount involved in the transaction is less than $100,000, provided that for the Related Party Transaction to continue it must be approved by the Audit Committee at its next regularly scheduled meeting.

Transactions with Related Persons, though not classified as Related Party Transactions by our Policy and, thus, not subject to its review and approval requirements, may still need to be disclosed if required by applicable securities laws, rules and regulations. The Audit Committee will provide the Company’s Nominating and Corporate Governance Committee with an annual report on any actual or proposed Related Party Transactions.

In addition to our Policy, the Company’s Code of Business Conduct and Ethics sets forth broad principles of legal and ethical business conduct adopted by the Company covering related party transactions and conflicts of interest, generally. Our directors and executive officers are required to immediately update the Company if any outside activities could create an actual or potential conflict of interest. On an annual basis, our directors and executive officers also complete written questionnaires which, among other matters, require disclosures concerning their relationships, and those of their immediate family members. The Company also maintains internal financial controls covering related party transactions.

There have been no related party transactions or proposed related party transactions reported to the Company by the Company’s directors or executive officers since January 1, 2006, the beginning of the Company’s last fiscal year.

Director Independence

The Board of Directors observes, and will continue to observe all applicable rules governing director independence established by Nasdaq and other governing laws and applicable regulations. The Board of

Directors assesses the independence status of its directors at its regularly scheduled meetings, and determines whether any director has a relationship which would interfere with the exercise of independent judgment in carrying out his responsibilities. The Board of Directors has determined that the following six of the Company’s eight current directors are “independent” as determined by the Nasdaq listing standards and other governing laws and applicable regulations: Harry G. Campagna, Steven T. Clontz, Edward B. Kamins, Robert S. Roath, Robert W. Shaner, and Alan P. Zabarsky. Mr. Zabarsky has elected not to be a nominee for re-election at the Annual Meeting, and his term on the Board of Directors will end in June immediately prior to the Annual Meeting. Messrs. Roath and Shaner are each nominees for director at the Annual Meeting. Messrs. Bolgiano and Merritt are not considered “independent” because they are employed by the Company as Chief Scientist and Vice President, and President and Chief Executive Officer, respectively. Each of the standing committees of the Board of Directors is composed solely of independent directors.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent shareholders (collectively, the “Reporting Persons”) are additionally required to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations of the Reporting Persons that no other reports were required with respect to fiscal year ended December 31, 2006, the Reporting Persons complied with Section 16(a) filing requirements.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics (Code) that applies to all Company employees, officers and directors. The Code is available on the Company’s website at: http://www.interdigital.com/profile_ethics.shtml. We intend to disclose any amendments to the Code, as well as any waivers for executive officers or directors on our website. No such waivers or amendments were made during 2006.

2006 Director Compensation Narrative

During 2006, each of our non-employee directors (Outside Directors) were compensated for their annual service to the Company in cash payments and Restricted Stock Units (RSUs) based on the following formula:

Annual Board Retainer:	$25,000
Committee Chairs:	$15,000 / $30,000 for Audit Committee Chair
Committee Membership:	$5,000
Chairman of the Board RSU Grant:	10,000 RSUs (granted in January of each year and vesting in full one year from grant date)
Re-Election RSU Grant:	6,000 RSUs (vesting 2,000 each year beginning at 1st anniversary of re-election)
Annual RSU Grant:	2,000 RSUs (vesting in full one year from grant date)

All cash payments are based on service for a full year and pro rata payments are made for service of less than one year. Payments are made to each director on a quarterly basis, and awards of RSUs are granted effective at the corresponding Annual Meeting of Shareholders, except as noted above. The Company also reimburses Outside Directors for certain expenses incurred in attending Board of Directors and committee meetings, director education programs and travel on behalf of the Company. None of our Outside Directors has a different compensation arrangement with the Company from the formula presented above.

Stock ownership guidelines applicable to the Outside Directors are set at a target of three times their annual cash retainer. All Outside Directors were in compliance with such guidelines at December 31, 2006.

2006 Director Compensation Table

Name (a)	Fees Earned or Paid in Cash ($)(b)	Stock Awards ($)(c)		Option Awards ($)(d)	Non-Equity Incentive Plan Compensation ($)(e)		All Other Compensation ($)(f)		Total ($)(g)
Harry G. Campagna	$70,000	$252,340		$0	$0		—		$322,340
D. Ridgely Bolgiano(1)	$0	—	(1)	$0	—	(1)	—	(1)	—	(1)
Steven T. Clontz	$45,000	$57,740		$0	$0		—		$102,740
Edward B. Kamins	$40,000	$57,740		$0	$0		—		$97,740
Robert S. Roath	$80,000	$57,740		$0	$0		—		$137,740
Robert W. Shaner	$40,000	$57,740		$0	$0		—		$97,740
Alan P. Zabarsky	$30,000	$57,740		$0	$0		—		$87,740

(1)	Mr. Bolgiano is employed by the Company as Chief Scientist and serves as a member on the Board of Directors. Mr. Bolgiano receives no additional compensation as a director other than what he receives as an employee. Applying the categories of compensation utilized in the 2006 Summary Compensation Table, in 2006, Mr. Bolgiano’s compensation was as follows: Salary, $180,000; Bonus, $48,506; Stock Awards, $90,317; Non-Equity Incentive Plan Compensation, $44,619; All Other Compensation, $24,052 (which includes a cash tax gross-up in the amount of $7,950 related to Restricted Stock awarded as 30% of his annual bonus; Cash Supplemental Benefit Program payments equal to 3.5% of base salary in the amount of $6,287; a 401(k) profit sharing payment in the amount of $3,953; and the premium paid for group term life insurance in the amount of $5,872); Total $387,494. (Please refer to the notes in the 2006 Summary Compensation Table for additional information concerning the various categories of compensation).

Name (Column (a))—No information is provided for Mr. Merritt whose compensation is disclosed in the 2006 Summary Compensation Table. With the exception of Messrs. Merritt and Bolgiano, the remaining members of the Board of Directors are Outside Directors.

Fees Earned or Paid in Cash (Column (b))—Amounts shown in this column reflect the Annual Board, Committee Chair and Committee Membership Retainer paid to each of the Outside Directors, as applicable, as described above.

Stock Awards (Column (c))—

(i)	Amounts shown represent the dollar value of time-based RSUs recognized for fiscal year 2006 in accordance with FAS 123R (excluding risk of forfeiture), determined using the closing price of the Company’s common stock on the date of grant. For additional information relating to assumptions used in determining such value, see Note 11 (Compensation Plans and Programs) to the Consolidated Financial Statements set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

(ii)	The aggregate number of outstanding RSU awards and option awards held by each of the Outside Directors, as well as Mr. Bolgiano, are as follows: Mr. Campagna, 529,000 options and 16,000 RSUs; Mr. Bolgiano, 101,300 options and 6,828 RSUs (6,131 time-based and 697 performance-based); Mr. Clontz, 172,448 options and 18,000 RSUs; Mr. Kamins, 0 options and 10,000 RSUs; Mr. Roath, 144,190 options and 34,000 RSUs; Mr. Shaner, 2,000 options and 6,000 RSUs; and Mr. Zabarsky, 2,000 options and 12,000 RSUs.

Non-Equity Incentive Plan Compensation (Column (e))—Amounts described in Note 1 above (with regard to this column) for Mr. Bolgiano, reflect the dollar value of all earnings for services performed during fiscal year 2006 under the Long-Term Incentive Plan (LTIP) cash component of the Company’s Long-Term Compensation Program (LTCP), and all earnings on all outstanding awards.

Total (Column (g))—The dollar value of total compensation received by the Outside Directors, as well as Mr. Bolgiano, during fiscal year 2006.

Compensation Committee Interlocks

and Insider Participation

During 2006, the following directors served on the Compensation Committee of the Board of Directors: Messrs. Campagna (Chairman), Roath, Clontz and Shaner. None of the aforementioned Compensation Committee members was an officer or employee of the Company or any of its subsidiaries during 2006, or was formerly an officer of the Company or any of its subsidiaries.

Executive Compensation

2006 Compensation Discussion and Analysis

Compensation Objectives

All compensation and benefits provided to the Company’s executive officers generally have, as their primary purpose, the attraction, retention and motivation of talented employees who will drive the execution of the Company’s strategic plan, encourage stock ownership and create long term value for shareholders. The various elements of our compensation program are designed more specifically to enhance different compensation objectives. Base salary and benefits are designed to attract and retain highly qualified executive officers. Bonus awards are designed to reward the achievement of annual business goals, reward individual accomplishments of the executive officers and encourage stock ownership. Long-term compensation (comprised of both equity and cash components) is designed to incentivize the executive team to achieve strong corporate performance aligned with the Company’s long-term strategic plan, to align the interests of the executive officers with shareholders, and to attract and retain highly qualified personnel. Severance and change in control benefits provided under the executive officers’ employment agreements are used to attract and retain executives in a competitive industry which has experienced ongoing consolidation and to ease an executive’s transition due to an unexpected termination of employment due to changes in the Company’s needs.

Elements of Executive Compensation—Overview

The Company’s compensation program for executive officers, including those named in the 2006 Summary Compensation Table (i.e., the named executive officers (NEOs)), includes: (i) currently “paid out” compensation which is comprised of cash and equity and primarily designed to attract and retain highly qualified employees, reward individual performance, encourage stock ownership and reward achievement of annual corporate goals, and (ii) long-term compensation, also comprised of cash and equity components, which is primarily designed to reward achievement of longer term corporate objectives, align the interests of management with shareholders, and encourage executive retention.

The basic components of the NEOs’ currently paid out compensation are: base salary, annual bonus, 401(k) match and profit sharing, and a cash supplemental benefit payment equal to 3.5% of base salary (which supplemental benefit is consistent with that paid to all Company employees). Distinctions in compensation among the executive officers, including the NEOs, have tended to be reflected in the portion of the bonus award attributable to individual performance. A portion of the annual bonus paid to senior management is paid in shares of the Company’s common stock, which bear a two-year restriction on transferability.

Long-term compensation of the NEOs is paid out under the Company’s Long Term Compensation Program (LTCP), as more fully described below. The LTCP has two components: (i) restricted stock units (RSUs), and (ii) a long-term incentive cash award (LTIP) based on the achievement of corporate goals after the completion of generally three-year cycles. While participants in the LTCP include members of management below the level of executive officer, the NEOs’ target payout levels are set at a substantially higher percentage of base salary in order to maximize the incentive and retention values they were designed to create. In 2006, the Compensation Committee decided to enhance the performance incentives associated with the long-term compensation of management, including the NEOs. To that end, the equity component of the LTCP was revised in 2006 to shift a portion of the time-based RSU awards to performance-based RSU awards.

The Company does not provide pension or deferred compensation programs to executive officers, although such persons have the ability to defer settlement of RSUs. Perquisites have been di minimus. Awards of stock options have been limited since early 2004 to awards to newly hired employees and, in 2006, the Company awarded only time-based RSUs to newly hired employees.

There are no established goals or policies for allocating between cash and non-cash or currently paid out and long term compensation of our executive officers. In 2006, more of the NEOs’ compensation was awarded in the form of cash rather than non-cash.

Role of Executive Officers and Peer Group Data in Compensation Decisions

The Compensation Committee determines the structure and amount of all executive officer compensation, including awards of equity. Compensation Strategies, Inc. (CSI), an outside compensation consulting firm, assists the Compensation Committee by providing relevant market data (including peer group benchmarking) and by making recommendations to the Compensation Committee regarding the structure and amounts of various components of executive compensation. The Chief Executive Officer assists the Compensation Committee by making recommendations with respect to the compensation of other executive officers and by providing tally sheets for use in connection with year-end compensation decisions. The Compensation Committee may also receive information, from time-to-time, from other executive officers with respect to compensation trends and changes in the law which may impact the terms of the plans.

Over the last few years, benchmarking has been used by the Compensation Committee to assess the competitiveness of the Company’s executive officers’ compensation as measured against a peer group established by CSI. The peer group used by CSI in the most recent benchmarking exercise in May 2006 included 17 companies, generally from the technology/communications industry sector, with several companies having heavy patent licensing components to their businesses (Peer Group). The Peer Group companies had annual revenues ranging from $70M to $1.1B, with median revenue of approximately $235M. The companies comprising the Peer Group in 2006 were:

Critical Path, Inc.	Anaren, Inc.
Globecomm Systems Inc.	Rambus Inc.
Stratex Networks, Inc.	DSP Group, Inc.
Macrovision Corporation	CalAmp Corp.
C-COR Incorporated	Harmonic Inc.
Comtech Telecommunications Corp.	Infospace, Inc.
Viasat, Inc.	Tekelec
REMEC, Inc.	Powerwave Technologies, Inc.
Headwaters Incorporated

Overall, total compensation for the Company’s executives was within +/- 5% of the median for companies in the Peer Group with revenues ranging from $150M – $200M.

The Company often competes with many larger companies for talent at the executive officer level. However, the highly competitive compensation targets set by the Compensation Committee for executive officers compare favorably to compensation paid to similarly situated executives of the companies in its Peer Group. The Compensation Committee’s review of the companies which comprise the Peer Group is ongoing and is subject to change in the future.

Currently Paid Compensation

•	Base Salary

Base salaries for the NEOs are approved annually by the Compensation Committee following consideration of similarly situated executives in the industry as well as each individual executive’s experience and scope of responsibilities. Base salary adjustments have been generally tied to Consumer Price Index (CPI) figures and to individual performance. The Compensation Committee plans to increase the emphasis on individual performance in making future salary adjustments. As noted above, the Compensation Committee also typically reviews benchmarking surveys provided by CSI to track the Company’s executive compensation against actual Peer Group compensation for the prior year.

In 2006, NEO salary adjustments were based primarily on average CPI figures. Individual adjustments were made after the performance of each executive was considered together with job tenure, individual responsibilities, the unique nature of certain positions, and other elements of the individual’s annual cash, total and projected compensation.

Based on the Chief Executive Officer’s individual accomplishments during early 2006, and the fact that the salary previously approved for Mr. Merritt for fiscal 2006 was below average compared to similarly situated executives in the Company’s Peer Group, the Compensation Committee increased Mr. Merritt’s base salary by $50,000 in May 2006.

•	Annual Bonuses

Bonuses are payable to all eligible employees under the Company’s Annual Employee Bonus Plan. The targeted annual bonus of each of the Company’s executive officers is set as a percentage of salary (57% of salary for the CEO; 40% of salary for the other NEOs). The amount awarded is based 75% on the Company’s achievement of annual corporate goals and 25% on individual performance. The annual corporate goals are generally structured to challenge management to achieve results but with a view to achieving results which collectively yield a payout at or about one hundred percent of target. However, due to the inherent uncertainty relating to the timing of the execution of the patent license and technology agreements consistent with the Company’s strategic plan, there tends to be less certainty associated with the Company’s ability to achieve goals relating thereto. In 2006, the corporate goals included securing additional patent licenses, securing patent/technology licenses providing a specified amount of revenue, managing cash spending to a specified level, building the technology business, enhancing the Company’s intellectual property portfolio, and strengthening the organization. The Company achieved 52.5% of the 2006 annual corporate goals. The Compensation Committee, with recommendations from the Chairman of the Board, reviews the individual performance component of the Chief Executive Officer’s bonus. For the other NEOs, the Compensation Committee reviews performance assessments provided by the Chief Executive Officer, which include identification of major individual accomplishments and compensation recommendations. The Compensation Committee may also exercise its judgment based on interactions with the executive. The portion of the annual bonus attributable to individual performance may range from 0 to 150% of target, depending upon the individual executive’s appraisal rating. The portion of the annual bonus attributable to corporate performance may range from 0 to 200% of target, depending on the Company’s achievement of established corporate goals.

Since 1999, the Compensation Committee has determined that 30% of the annual bonus paid to officers at the Vice President level and above be paid in the form of fully vested shares of the Company’s Common Stock, bearing a two-year restriction on transferability (Restricted Stock). Due to the restriction, these officers also receive a tax gross-up on the value of these bonus shares. This form of equity bonus payment is designed to enhance stock ownership, furthering the alignment of the interests of senior management and those of shareholders.

In 2006, Mr. Bernstein, our Chief Intellectual Property and Licensing Officer, was also awarded a discretionary bonus for his leadership in successfully negotiating the Company’s settlement of the Nokia arbitration.

•	Long-Term Incentives

The LTCP was, until 2006, comprised of: (i) time-based RSU awards designed to both attract and retain highly qualified management employees and provide long-term equity compensation, and (ii) an LTIP cash award designed to reward management for long-term corporate performance. As described more fully below, the LTCP was revised in 2006, first to permit senior officers to exchange a portion of their time-based RSU awards for performance-based RSUs, and later to provide all participants with both time-based and performance-based RSU awards, beginning with the cycle commencing January 1, 2007. The LTCP operates in overlapping cycles, with RSUs granted to executive officers generally vesting, in-full, three years from the date of grant. Cash awards under the LTIP portion of the LTCP are also generally based on three year cycles. Any cash award is based upon achievement of long-term performance goals approved by the Compensation Committee at targets set as a percentage of base salary.

Participants may earn a pro-rata portion of their awards under the LTCP in the event of death, disability, retirement or if the Company terminates their employment without cause, and participants may earn their full awards in the event of a Change in Control.

•	Equity Awards

In addition to receiving 30% of their 2006 bonuses in the form of Restricted Stock, all current executive officers, including the Chief Executive Officer, receive awards of RSUs under the LTCP. Each of the NEOs receives an RSU award under the LTCP based on a percentage of base salary at the time of grant as described below.

In order to more closely align management’s compensation with corporate performance, in August 2006, the Company’s senior management was offered the opportunity to exchange 50% of their then-current time-based RSU grants (for the cycle spanning January 1, 2005 to January 1, 2008) for performance-based RSUs. All NEOs participated in this exchange offer, which provides for no payout if less than 80% of the target goal is achieved, 100% of the target award if 100% of the goal is achieved, and a payout of up to three times the targeted RSUs awarded if the goal is exceeded by 150% or more. The associated goal, involving the execution of certain agreements providing revenue from 3G terminal units, must be achieved by January 15, 2008. This goal was structured to challenge management to achieve results but with a view to achieving a sufficient number and type of agreements to result in a payout, if a payout is made at all, at or about one hundred percent of target. The payout may exceed or be less than the targeted percentage of base salary depending on the achievement of the associated performance goal, or no payout may be made if the Company fails to meet the minimum performance goal for the cycle.

The remaining 50% of the RSU grants continue to be time-based, serving both as a retention vehicle and a vehicle to align the interests of senior management with shareholders. The amount of each NEO’s original time-based RSU grant, made January 1, 2005, was based on the following percentages of base salary: Merritt, 120%; Bernstein, 80%; Fagan, 90%; Lemmo, 90%; and Shay, 80%.

In December 2006, the LTCP was expanded to provide that a portion of all participants’ equity awards under the LTCP be comprised of performance-based RSUs, beginning with the cycle that commenced January 1, 2007. The NEOs’ RSU awards under the LTCP are now automatically 50% time-based vesting at the end of the three year cycle, and 50% performance-based vesting, if at all, at the end of the three year cycle. Beginning with the equity award cycle that commenced January 1, 2007, the percentages of base salary on which the RSU awards are based for Messrs. Merritt, Bernstein, Fagan, Lemmo and Shay are 120%, 80% 90%, 90% and 90%,

respectively. These adjustments were made in order to more closely align the incentive targets of all members of the senior management team as it is the Compensation Committee’s view that each officer plays a key role in the successful execution of the Company’s strategy. All executive officers (other than the Chief Executive Officer) will have a target RSU award of 90% of base salary in future LTCP program cycles once they have served in their respective capacities for three consecutive years. The goals associated with the cycle that commenced January 1, 2007 focus on elements of the Company’s strategic plan that relate to our technology solutions and fabrication-outsourced products and are comprised of: (i) number of design wins, and (ii) the volume of fabrication-outsourced or IP customer unit shipments made within the performance period. These RSU performance goals were structured to challenge management to achieve results but with a view to achieving results which collectively yield a payout, if a payout is made at all, at or about one hundred percent of target, although there tends to be less certainty associated with the Company’s ability to execute the targeted types and number of agreements within the performance period on terms consistent with the Company’s strategic plan. The payout may exceed or be less than the targeted percentage of base salary depending on the Company’s achievement of the goals, or no payout may be made if the Company fails to meet the minimum performance goals for the cycle.

•	Cash Awards

The LTIP portion of the LTCP provides performance-based cash awards to the Chief Executive Officer, executive officers and other managerial level employees based on the Company’s achievement of pre-approved performance goals established by the Compensation Committee for each program cycle. Like the equity component, each participant’s target award is established as a percentage of base salary (as in effect at the start of each LTIP cycle) and a payout under the LTIP is based on the Company’s achievement of the applicable long term goals. The payout may exceed or be less than the targeted percentage of base salary depending on the Company’s achievement of the goals, or no payout may be made if the Company fails to meet the minimum performance goals for the cycle.

The LTIP operates in overlapping cycles, the first of which was completed on January 1, 2006. A payout, based on an assessment that 101% of the goals were achieved, was made shortly thereafter. The goals included: (i) attainment of certain patent licensing revenue, and (ii) the execution of agreements producing non-patent licensing revenue.

The second cycle, which originally covered the period January 1, 2005 to January 1, 2008, was revised by the Compensation Committee in June 2005 to cover a three and one-half year period beginning July 1, 2005 and ending December 31, 2008 (Cycle 2). Subsequent cycles are intended to be overlapping three-year cycles, beginning on January 1, 2008 and recurring every other year thereafter. For Cycle 2, the percentages of base salary on which the LTIP award is based for Messrs. Merritt, Bernstein, Fagan, Lemmo, and Shay are 120%, 80%, 90%, 90%, and 80%, respectively. For the next LTIP cycle, target awards will be adjusted to conform to the current RSU targets as a percentage of base salary, as discussed above. The objectives of the goals established for the Cycle 2 cash award are to drive the Company’s strategic plan and complement the Company’s Annual Employee Bonus Plan goals. The goals associated with Cycle 2 are: (i) to achieve patent licensing/technology solution revenue coverage of 60% of the 3G market on terms consistent with our strategic plan, (ii) generate specified free cash flow over the period, and (iii) expand business beyond 3G baseband through execution of additional agreements. The LTIP goals are generally structured to challenge management to achieve results but with a view to achieving results which collectively yield a payout, if a payout is made at all, at or about one hundred percent of target although there tends to be less certainty associated with goals associated with the execution of the patent license and technology agreements within the performance period on terms consistent with the Company’s strategic plan. As discussed above, the payout may exceed or be less than the targeted percentage of base salary, or no payout may be made at all, all of which depends on the Company’s ability to meet the minimum performance goals for the cycle.

Grant Practices

•	Long-Term Compensation Program and Bonus Shares

The timing and amount of the grants under the LTCP and Annual Employee Bonus Plan are formulaic. In the case of LTCP, the terms and conditions of such program provide that RSU grants are calculated as a target percentage of the officer’s base salary using the fair market value of the Company’s stock at the beginning of the cycle. For example, if an NEO’s target RSU award is 90% of a $250,000 base salary (or $225,000 worth of stock) and the closing fair market value of our Common Stock on the last business day of the year prior to the commencement of a new cycle is $30, the executive will be automatically granted 7,500 RSUs on the first day of the new cycle.

In the case of the Annual Employee Bonus Plan, as discussed above, the Compensation Committee has elected, over the past seven years, to award 30% of executive officers’ bonuses in the form of Restricted Stock. At the direction of the Compensation Committee, the number of shares awarded is calculated by dividing the applicable dollar amount by the fair market value of the Company’s stock on the date preceding the payroll date on which bonuses are paid to all employees.

•	New Hires and Promotions

The Compensation Committee has approved a written grant of authority to the Company’s Chief Administrative Officer permitting such officer to make equity awards to newly hired and promoted non-executive level employees. The timing and amount of said grants are formulaic: the number of shares being tied to a dollar value based on a percentage of base salary and the effective date being the date of hire or date of promotion. Grants to executive officers (whether newly hired or resulting from promotions) are approved by the Compensation Committee. Similarly, the Compensation Committee’s practice is to grant such officers’ awards effective the date of hire or date of promotion. The Compensation Committee regularly reviews a list of equity grants made in preceding quarters, pursuant to existing grants of authority as well as those discretionary grants made pursuant to its own authority.

The Compensation Committee did not make any discretionary equity awards to officers or other employees in 2006, other than in connection with a promotion or new hire. All non-discretionary awards to officers or other employees during 2006 were made as part of the Annual Employee Bonus Plan or pursuant to the LTCP.

The Compensation Committee believes that the procedures described above for setting the grant date of equity awards provides assurance that the grant timing is not being manipulated to result in improper employee gain.

Impact of Tax /Accounting Treatment

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the Company’s tax deduction for compensation to its Chief Executive Officer and other executive officers to $1,000,000 per person in any tax year. Qualified performance-based compensation is not subject to the deduction limit if specified requirements are met. The Compensation Committee has considered the effects of Section 162(m) when implementing compensation plans and taking into account whether preserving the tax deductibility of compensation to executive officers could impair the operation and effectiveness of the Company’s compensation programs. However, the Compensation Committee believes it is important to maintain flexibility to make adjustments in the Company’s LTCP, despite the fact that in the future certain amounts paid to executives in excess of $1,000,000 may not be deductible.

The American Jobs Creation Act of 2004 changed the tax rules applicable to nonqualified deferred compensation arrangements. While not all the final regulations have become effective, the Company believes it has been operating in good faith compliance with the provisions in effect.

Stock Ownership Guidelines

The Company established minimum stock ownership guidelines for senior officers and Outside Directors effective January 2004. Individuals are expected to meet their targets within five years of the date they become subject to the guidelines. The guidelines were established by the Compensation Committee with the advice of CSI and compliance is monitored by the Compensation Committee on an annual basis. Qualifying ownership includes common stock, including that held through the Company’s 401(k) plan, Restricted Stock and RSUs (both time-based and performance-based). The Chief Executive Officer’s target ownership is set at an amount of Company Common Stock equal in value to four times his current annual base salary. Other officers are expected to own Company stock approximately equivalent in value to a specified multiple of either one, two or three times their current annual base salary, depending upon their position in the Company.

Employment Agreements

The Company has entered into employment agreements with each of the executive officers, including the NEOs, which provide severance pay benefits in certain events of termination of employment including termination of the executive’s employment within one year after a “Change in Control.” Information regarding the nature and circumstances of payouts upon termination is provided under the heading “2006 Potential Payments Upon Termination or Change in Control” on page 21.

Other Benefits

The NEOs participate in a variety of savings, health and welfare plans which are available to all U.S. employees.

The Company’s Savings and Protection Plan (i.e., 401(k) plan) is a tax-qualified retirement savings plan pursuant to which employees, including the NEOs, are able to contribute the lesser of 100% of their annual base salary or the limit prescribed by the Internal Revenue Service (IRS) on a pre-tax basis. The Company provides a 50% match on the first 6% of the employee’s salary contributed to the 401(k) plan up to a cap mandated by the IRS, and paid in shares of Company Common Stock. In addition, in 2006, the Compensation Committee approved a profit sharing contribution to employees of 1.5% of base salary up to a base salary cap of $220,000, also paid in shares of Company Common Stock.

The Company also pays premiums on a group term life insurance policy offered to all full-time and part-time employees working at least 20 hours/week. The amount of insurance benefit is calculated as one and one-half times base salary capped at $300,000 per year.

The Company has a Cash Supplemental Benefit Program which provides all employees, including NEOs, with an annual cash payment equal to 3.5% of their annual base salary, payable in quarterly installments. The objective of this program is life-style enhancement, having been designed as an attraction and retention mechanism.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the 2006 Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions has recommended to the Board of Directors that the 2006 Compensation Discussion and Analysis be included in this 2007 Proxy Statement.

COMPENSATION COMMITTEE:

Harry G. Campagna, Chairman

Steven T. Clontz

Robert S. Roath

Robert W. Shaner

2006 Summary Compensation Table

The following table sets forth information concerning the compensation paid to each person who served as Principal Executive Officer and Principal Financial Officer of the Company during the fiscal year ended December 31, 2006, and the Company’s three other most highly compensated executive officers (collectively, the “NEOs”). All such compensation was attributable to services rendered to the Company and its subsidiaries during fiscal 2006. The NEOs received no option awards, changes in pension value or non-qualified deferred compensation earnings; accordingly, these columns are omitted from the table.

Name and Principal Position (a)	Year (b)	Salary (c)	Bonus (d)	Stock Awards (e)	Non-Equity Incentive Plan Compensation (f)	All Other Compensation (g)	Total (h)
William J. Merritt, Chief Executive Officer and President	2006	$429,167	$188,056	$202,329	$144,000	$61,318	$1,024,870

Bruce Bernstein, Chief Intellectual Property and Licensing Officer	2006	$273,745	$70,490	$70,667	$70,667	$33,372	$518,941

Richard J. Fagan, Chief Financial Officer	2006	$285,450	$80,639	$82,500	$82,500	$35,927	$567,016

Mark A. Lemmo, Sr. Executive Vice President, Business Development and Product Management	2006	$284,107	$70,317	$82,350	$82,350	$33,863	$552,987

Lawrence F. Shay, Chief Legal Officer and Government Affairs	2006	$256,114	$69,791	$65,733	$65,733	$32,780	$490,151

2006 Summary Compensation Table Narrative

Salary (Column (c)) Amounts shown reflect the annual salary for each NEO during fiscal 2006. Salary increases for NEOs take effect January 1 of each year. NEO salaries are reviewed on an annual review cycle along with all other Company employees. In May 2006, the Compensation Committee adjusted the rate of Mr. Merritt’s annual salary by $50,000 to $450,000 in recognition of certain accomplishments by Mr. Merritt and following a determination that Mr. Merritt’s annual salary for fiscal 2006 was below average compared to similarly situated executives in the Company’s Peer Group.

Bonus (Column (d)) Amounts reported for each NEO in 2006 include the cash value of bonuses paid under the Company’s Annual Employee Bonus Plan, 30% of which is paid in the form of Restricted Stock (RS) that is fully vested upon issuance but subject to a two-year restriction on transferability. A cash gross-up for taxes due upon the issuance of the Restricted Stock is also paid on behalf of recipients, the amount of which is reflected in All Other Compensation (Column (g)). Bonuses are accrued in the year in which they are earned but are not paid until the following fiscal year.

Stock Awards (Column (e)) Represents the dollar value of time-based and performance-based RSUs and RS computed in accordance with FAS 123R (excluding risk of forfeiture) determined using the closing price of the Company’s Common Stock on the date of grant. For additional information relating to assumptions used in determining such value, see Note 11 (Compensation Plans and Programs) to the Consolidated Financial Statements set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Non-Equity Incentive Plan Compensation (Column (f)) Amounts reflect cash awards accrued during 2006 under the LTIP award (cash) component of the Company’s LTCP for the performance cycle which covers the period July 1, 2005 to December 31, 2008. The accrual is based upon 100% achievement of associated performance goals. The actual achievement of the LTIP performance goals can range from 0% to 225% for maximum performance. No LTIP payout may be made if the Company fails to meet minimum performance goals for the cycle.

All Other Compensation (Column (g)) The following table describes each component of the All Other Compensation column in the 2006 Summary Compensation Table:

Named Executive Officer (NEO)	Tax Payments (1)	Cash Supplemental Benefit Program(2)	Payments Relating To Employee Savings Plan (3)	Life Insurance Premiums (4)	Total
Merritt	$36,865	$14,234	$9,750	$469	$61,318
Bernstein	$13,818	$9,504	$9,738	$312	$33,372
Fagan	$15,808	$9,900	$9,750	$469	$35,927
Lemmo	$13,784	$9,860	$9,750	$469	$33,863
Shay	$13,681	$8,880	$9,750	$469	$32,780

(1)	Represents amounts paid with respect to taxes due upon issuance of Restricted Stock which comprises 30% of each NEO’s 2006 annual bonus.

(2)

The Company’s Cash Supplemental Benefit Program is an attraction and retention incentive, payable to all Company employees. Employees receive a total amount equal to 3 1/2% of their base salary, paid in equal quarterly installments, in arrears, provided the individual remains employed at the time each installment is actually paid. See, “Other Benefits” on page 18 for a description of this program.

(3)	Represents Company contributions, both matching and profit sharing, made to all employees’ 401(k) savings accounts. 401(k) matching contributions in 2006 for the NEOs were $6,600 for each of Messrs. Merritt, Bernstein, Fagan, Lemmo and Shay, respectively. 401(k) profit sharing contributions in 2006 for the NEOs were as follows: $3,150, Mr. Merritt; $3,150, Mr. Bernstein; $3,138, Mr. Fagan; $3,150, Mr. Lemmo; and $3,150, Mr. Shay. See, “Other Benefits” on page 18 for a description of the Company’s Savings and Protection Plan (401(k)).

(4)	This column reports premiums paid by the Company, on behalf of the NEOs, for group term life insurance. See, “Other Benefits” on page 18 for a description of this benefit.

2006 Potential Payments Upon Termination or Change in Control

General Information

Each of the current NEOs has entered into an employment agreement with the Company (each, an “Employment Agreement,” and collectively, the “Employment Agreements”) that provides severance pay benefits, among other things, in certain events of termination of employment. The Employment Agreements provide that, in the event a NEO’s employment is terminated by the Company without “Cause” or in the case of voluntary termination by the executive with “Good Reason” (as each term is defined in the Employment Agreements), the Company generally must pay severance up to one year’s salary and continuation of medical and dental benefits for up to one year (eighteen months for salary and benefit continuation in the case of the Chief Executive Officer) and that the Company may enforce a covenant-not-to-compete for a period of one year. In addition, these Employment Agreements (with the exception of Messrs. Merritt’s and Fagan’s) provide that, in the case of voluntary termination by the executive without “Good Reason,” the Company generally may elect to pay severance of up to one year’s salary and continuation of medical and dental benefits for up to one year during which time the individual is subject to non-compete provisions. The Employment Agreements also provide a one-year covenant-not-to-compete without payment of severance following termination by the Company for Cause. In the event of a voluntary or involuntary termination of the NEOs’ employment within one year after a “Change in Control” or “Change of Control”, as the case may be, (which terms are used interchangeably and are generally defined as the acquisition, including by merger or consolidation, or by the issuance by the Company, of its securities, by one or more persons in one transaction or a series of related transactions, of more than fifty percent of the voting power represented by the outstanding stock of the Company or a sale of substantially all the assets of the Company), the Employment Agreements provide that the executive would generally receive two years salary and the immediate vesting of all stock options and RSUs, and the restriction on transferability associated with their Restricted Stock would be lifted. The Employment Agreements also provide that if any amount payable to the NEOs is subject to a federal excise tax imposed on “excess parachute payments,” the NEOs shall be entitled to a cash payment sufficient to indemnify them for such tax.

Under the terms of Mr. Merritt’s Employment Agreement, his service as a director of the Company is conditioned upon his retention as Chief Executive Officer. Mr. Merritt’s Employment Agreement also provides for the payment of 50% of his target bonus in the event his employment is terminated by the Company for absenteeism, “Without Cause” or in the event he voluntarily terminates his employment for “Good Reason.” Mr. Merritt is also subject to a one-year covenant-not-to-compete regardless of the reason for termination and independent of any obligation the Company may have to pay severance.

In response to Mr. Fagan’s March 2007 announcement that he will be resigning from the Company as Chief Financial Officer no later than August 15, 2007, the Company and Mr. Fagan entered into an amended and restated Employment Agreement to set forth the terms of his continuing employment until such time. The terms of his amended and restated Employment Agreement provide for the payment of separation benefits in the event Mr. Fagan remains with us through August 15, 2007, his employment ends prior to that date as a result of his disability or as a result of his death, we terminate him without cause prior to such date, or his employment is terminated by us (except for cause) after a change in control; provided that Mr. Fagan or his estate (if his termination was by reason of his death) executes a termination letter. Such separation benefits include: (i) regular payments of his base salary through August 15, 2007; (ii) payment of our portion of the premiums with regard to his continued participation in our group health insurance (medical, dental, vision) pursuant to COBRA for the period from the last day of his employment through December 31, 2007; (iii) a pro-rata portion of his January 1, 2005 through January 1, 2008 cycle RSU awards (both time-based and performance-based) under our LTCP; (iv) a pro-rata portion of any July 1, 2005 through December 31, 2008 cycle LTIP award (cash) under the LTCP; and (v) the restrictions associated with the bonus Restricted Stock granted to him in both 2005 and 2006 pursuant to the Company’s Annual Employee Bonus Plan, will be removed, and the underlying shares delivered to him promptly following termination of employment. Mr. Fagan continues to be subject to a one-year covenant-not-to-compete regardless of the reason for termination and independent of any obligation the Company may have to pay severance.

The Employment Agreements (executed between May 1997 and April 2007) provide for the payment of annual salaries to said NEOs that may be increased from time-to-time. Current salaries paid pursuant to the Employment Agreements are: Mr. Merritt, $468,000; Mr. Bernstein, $284,700; Mr. Fagan, $296,900; Mr. Lemmo, $295,500; and Mr. Shay, $266,400.

2006 Potential Payments Upon Termination or Change in Control Tables

The following tables reflect the amount of compensation payable to each of the NEOs pursuant to each of their Employment Agreements, as well as pursuant to the Company’s Annual Employee Bonus Plan upon: (i) termination for inability to perform or termination for disability (as the case may be); (ii) termination by death; (iii) termination for Cause; (iv) termination without Cause; (v) termination for absenteeism; (vi) termination by the NEO; and (vii) termination upon a Change in Control of the Company. The amounts shown assume that such termination was effective as of December 31, 2006, and thus include amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination. The actual amounts to be paid out can be determined only at the time the events described above actually occur.

Pursuant to the Employment Agreements, in the event any amount or benefit payable to the NEO under his Employment Agreement, or under any other plan, agreement or arrangement applicable to him, is subject to an excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, the NEO shall be entitled, in addition to any other amounts payable under the terms of his Employment Agreement or under such other plan, agreement or arrangement, to a cash payment in an amount sufficient to indemnify him (or such other person as may be liable for the payment of such excise tax) for the amount of any such excise tax, and leaving such NEO with an amount, net after all federal, state and local taxes, equal to the amount he would have had if no portion of his benefit under any Employment Agreement or under such other plan, agreement or arrangement constituted an “excess parachute payment.” Notwithstanding the foregoing, the determination of the amount necessary to indemnify the NEO shall be made taking into account all other payments made to him under any plans, agreements or arrangements aside from his employment agreement that are intended to indemnify him with respect to excise taxes on “excess parachute payments.”

William J. Merritt

Termination for Inability to Perform

Mr. Merritt’s employment may be terminated by us in the event of his long-term disability (as such term is defined in our Long-Term Disability Plan) such that he is not otherwise qualified to perform the essential functions of his job with or without reasonable accommodation. In the event Mr. Merritt’s employment is terminated due to such long-term disability, he will be entitled to receive all accrued but unpaid base salary and benefits (including, without limitation, medical plan, dental plan, optional 401(k) participation and expense reimbursement) as shall be provided to our similarly situated executive employees (“Benefits”), and other forms of compensation and bonus payable or provided in accordance with the terms of any then existing compensation, bonus or benefit plan or arrangement (“Other Compensation”), including payments prescribed under any disability or life insurance plan or arrangement in which he is a participant or to which he is a party as our employee. In addition, provided that Mr. Merritt signs our standard termination letter (a “Termination Letter”), which shall include, among other things, a broad release of all claims against us and a reiteration of his confidentiality and other post-termination obligations, Mr. Merritt shall be entitled to receive, for a period of 18 months after termination once the Termination Letter becomes effective, (i) continued base salary at the rate in effect at the time of such termination reduced by the amount of payments received by him with respect to this period pursuant to any Social Security disability entitlement, or any long-term disability or other employee benefit plan, policy or program maintained by us to provide benefits in the event of disability in which he was entitled to participate at the time of his termination, and (ii) continued medical and dental coverage pursuant to COBRA on terms and conditions comparable to those most recently provided to him.

Pursuant to the terms of the LTCP, if Mr. Merritt’s employment is terminated in the event of a long-term disability, Mr. Merritt would be entitled to a pro-rata portion of any awards payable under the LTCP which includes both LTIP awards (cash) and RSU awards (time-based and performance-based).

Pursuant to the terms of the Annual Employee Bonus Plan, employees must be actively working for the Company at the time of the bonus payment (unless involuntarily terminated other than for intentional wrongdoing after the end of the plan year, but before the bonus is paid). If Mr. Merritt’s employment was terminated in the event of a long-term disability, Mr. Merritt would not have been eligible to receive any bonus under the Annual Employee Bonus Plan. The Company reserves the right to make exceptions to the eligibility requirements of the Annual Employee Bonus Plan and has done so in the past.

Termination by Death

In the event of the termination of Mr. Merritt’s employment due to death, we shall pay to Mr. Merritt’s executors, legal representatives or administrators an amount equal to the accrued but unpaid portion of his base salary, Benefits and Other Compensation up through the date on which he dies. Mr. Merritt’s executors, legal representatives or administrators will be entitled to receive the payment prescribed under any death or dismemberment benefits plan in which he is a participant as our employee, and to exercise any rights afforded under any compensation or benefit plan then in effect.

Pursuant to the terms of the LTCP, if Mr. Merritt’s employment is terminated in the event of his death, Mr. Merritt’s executors, legal representatives or administrators would be entitled to a pro-rata portion of any awards payable under the LTCP which includes both LTIP awards (cash) and RSU awards (time-based and performance-based).

Pursuant to the terms of the Annual Employee Bonus Plan, employees must be actively working for the Company at the time of the bonus payment (unless involuntarily terminated other than for intentional wrongdoing after the end of the Plan year, but before the bonus is paid). As such, in the event of Mr. Merritt’s death, Mr. Merritt’s executors, legal representatives or administrators would not have been eligible to receive any bonus under the Annual Employee Bonus Plan. The Company reserves the right to make exceptions to the eligibility requirements of the Annual Employee Bonus Plan and has done so in the past.

Termination for Cause

We may terminate Mr. Merritt’s employment at any time for “Cause” upon the occurrence of any of the following: (i) any material breach by Mr. Merritt of any of his obligations under his Employment Agreement, which breach is not cured within 30 days after his receipt of written notification from us of such breach, or (ii) other conduct of Mr. Merritt’s involving any type of willful misconduct with respect to us, including, without limitation, fraud, embezzlement, theft or proven dishonesty in the course of his employment or conviction of a felony. In the event of a termination of Mr. Merritt’s employment for Cause, he shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) base salary, Benefits and Other Compensation.

Pursuant to the terms of the LTCP and Annual Employee Bonus Plan, Mr. Merritt forfeits any rights to equity awards and cash payments made pursuant to such plans if his employment is terminated for Cause.

Termination Without Cause

We may terminate Mr. Merritt’s employment at any time, for any reason, without Cause upon notice to Mr. Merritt. In the event of a termination of Mr. Merritt’s employment without Cause, he shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) base salary, Benefits and Other Compensation. In addition, provided he executes a Termination Letter, he shall be entitled to receive continued payment of his base salary and continued medical and dental coverage pursuant to COBRA on terms and conditions comparable to those most recently provided to him for a period of 18 months after the date of such termination, once the Termination Letter becomes effective. He shall also be entitled to receive additional severance equal to the total amount of 50% of his target bonus for the year in which he was terminated. This additional severance shall be payable in equal installments over a period of 18 months after the date of such termination, once the Termination Letter becomes effective.

Pursuant to the terms of the LTCP, if Mr. Merritt’s employment is terminated without Cause, Mr. Merritt would be entitled to a pro-rata portion of any awards payable under the LTCP which includes both LTIP awards (cash) and RSU awards (time-based and performance-based).

Pursuant to the terms of the Annual Employee Bonus Plan, employees must be actively working for the Company at the time of the bonus payment (unless involuntarily terminated other than for intentional wrongdoing after the end of the Plan year, but before the bonus is paid). If Mr. Merritt’s employment was terminated without Cause, he would not have been eligible to receive any bonus under the Annual Employee Bonus Plan. The Company reserves the right to make exceptions to the eligibility requirements of the Annual Employee Bonus Plan and has done so in the past.

Termination for Absenteeism

We may terminate Mr. Merritt’s employment in the event that he is absent for more than 150 days within any 12 month period. In the event of his termination due to absenteeism, Mr. Merritt will be entitled to receive all accrued but unpaid (as of the date of such termination) base salary, Benefits and Other Compensation. In addition, provided he executes a Termination Letter, he shall be entitled to receive, for a period of 18 months after the date of such termination: (i) continued payment of his base salary at the rate in effect at the time of such termination, such amount being reduced by the amount of payments received by him with respect to this period pursuant to any Social Security disability entitlement, or any long term disability or any other employee benefit plan, policy or program maintained by us to provide benefits in the event of disability in which he was entitled to participate at the time of such termination, and (ii) medical and dental coverage pursuant to COBRA on terms and conditions comparable to those most recently provided to him. He shall also be entitled to receive an additional severance amount equal to the total amount of 50% of his target bonus for the year in which he was terminated, payable in equal installments over a period of 18 months after the date of such termination.

Pursuant to the terms of the LTCP, if Mr. Merritt’s employment is terminated for absenteeism, Mr. Merritt would be entitled to a pro-rata portion of any awards payable under the LTCP which includes both LTIP awards (cash) and RSU awards (both time-based and performance-based).

Pursuant to the terms of the Annual Employee Bonus Plan, employees must be actively working for the Company at the time of the bonus payment (unless involuntarily terminated other than for intentional wrongdoing after the end of the Plan year, but before the bonus is paid). If Mr. Merritt’s employment was terminated for absenteeism, he would not have been eligible to receive any bonus under the Annual Employee Bonus Plan. The Company reserves the right to make exceptions to the eligibility requirements of the Annual Employee Bonus Plan and has done so in the past.

Termination by Mr. Merritt

Mr. Merritt may terminate his employment with us at any time, for Good Reason or without Good Reason, provided that the date of termination shall be at least 30 days after the date he gives written notice of the termination to us. For this purpose, “Good Reason” shall mean: (i) the failure by us to pay in a timely manner his base salary or any other material form of compensation or material benefit to be paid or provided to him under his employment agreement, or (ii) any other material breach of our obligations under his employment agreement, which breach is not cured within 30 days after we receive written notification from him of such breach. In the event Mr. Merritt terminates his employment, either for Good Reason or without Good Reason, he shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) base salary, Benefits and Other Compensation. In addition, solely if such termination is for Good Reason and provided he executes a Termination Letter, he shall be entitled to receive (i) continued payment of his base salary, and medical and dental coverage pursuant to COBRA on terms and conditions comparable to those most recently provided to him for a period of 18 months after the date of such termination, and (ii) additional severance equal to the total amount of 50% of his target bonus for the year in which he was terminated, payable in equal installments over a period of 18 months after the date of such termination.

Pursuant to the terms of the LTCP and Annual Employee Bonus Plan, Mr. Merritt forfeits any rights to any equity awards and cash payments made pursuant to such plans if he terminates his employment for any reason.

Termination Following a Change in Control

If Mr. Merritt’s employment is terminated by us (except for cause) or by him (whether or not for Good Reason) within one year following a Change in Control, he shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) base salary, Benefits and Other Compensation, provided that he executes a Termination Letter. In addition, (i) Mr. Merritt shall be entitled to receive, on the date of such termination, an amount equal to two years’ worth of his base salary, and (ii) all stock options and restricted stock granted to him by us which, pursuant to the terms of the applicable plan, vest in-full upon a Change in Control. For this purpose “Change in Control” means the acquisition (including by merger or consolidation, or by our issuance of securities) by one or more persons in one transaction or a series of related transactions, of more than 50% of the voting power represented by our outstanding stock on May 16, 2005, the date of Mr. Merritt’s Employment Agreement, or a sale of substantially all of our assets.

Pursuant to the terms of the LTCP, if Mr. Merritt’s employment is terminated following a Change in Control (except for Cause), Mr. Merritt is entitled to an early payout under the LTIP award (cash) of the LTCP, in an amount greater of either (i) his target LTIP award, or (ii) the LTIP award that would have been due to him

-at the end of the program cycle (but for the Change in Control), assuming performance through the remainder of program cycle would be consistent with performance in the portion of the program cycle prior to the Change in Control. In addition, if Mr. Merritt’s employment is terminated following a Change in Control (except for Cause), Mr. Merritt’s RSUs (time-based and performance-based) would become fully vested, effective immediately.

Pursuant to the terms of the Annual Employee Bonus Plan, Mr. Merritt would not receive a bonus if his employment was terminated due to a Change in Control.

Assuming one of the following events occurred on December 31, 2006, Mr. Merritt’s payments and benefits have an estimated value of:

	Salary Continu- ation		Long-Term Compensation Plan		Payments under Life Insurance Program		Payments under Executive Long Term Disability Plan		Welfare Benefits		Payments under Annual Employee Bonus Plan (8)	Value of Options Subject to Acceler- ation (1)		Value of Non-LTCP RSUs Subject to Acceler- ation
Inability to Perform	$675,000	(3)	$684,962	(11)	$0		$18,500	(12)	$23,151	(6)	$0	—		$74,548	(2)
Death	—		$684,962	(11)	$300,000	(7)	—		$0	(13)	$0	—		$74,548	(2)
For Cause	—		$0	(11)	$0		—		$0	(13)	$0	—		—
Without Cause	$797,313	(4)	$684,962	(11)	$0		—		$23,151	(6)	$0	—		$74,548	(2)
For Absenteeism	$797,313	(4)	$684,962	(11)	$0		$18,500	(12)	$23,151	(6)	$0	—		—
Voluntary Resignation for Good Reason	$797,313	(4)	$0	(11)	$0		—		$23,151	(6)	$0	—		—
Voluntary Resignation without Good Reason	—		$0	(11)	$0		—		0	(13)	$0	—		—
Change in Control (Termination by Us (Except for Cause) or by Mr. Merritt)	$900,000	(5)	$1,224,553	(14)	$0		—		$0	(13)	$0	$0	(9)	$223,678	(10)

(1)	As of December 31, 2006, Mr. Merritt did not hold any unvested stock options.

(2)	This amount represents the value of unvested grants of non-LTCP RSUs granted to Mr. Merritt, and based on a value of $33.55 per share, the per share closing price of our Common Stock on December 29, 2006, (the last trading day of fiscal 2006). Based upon the terms of the applicable stock plan, Mr. Merritt’s non-LTCP RSU award would be pro-rated, and he would receive an aggregate of 2,222 shares of Common Stock as of December 31, 2006.

(3)	This amount represents severance in an amount equal to Mr. Merritt’s base salary of $450,000 for a period of 18 months, which he shall be entitled to receive over such period after his termination, once his Termination Letter becomes effective. This amount shall be reduced by the amount of payments received by Mr. Merritt with respect to this period pursuant to any Social Security disability entitlement, or any long-term disability or other employee benefit plan, policy or program maintained by us to provide benefits in the event of disability in which Mr. Merritt was entitled to participate at the time of such termination.

(4)	This amount represents severance in an amount equal to (i) Mr. Merritt’s base salary of $450,000 for a period of 18 months, which he shall be entitled to receive over such period after his termination, once his Termination Letter becomes effective, and (ii) additional severance equal to the total amount of 50% of Mr. Merritt’s target bonus for 2006, which shall be payable in equal installments over a period of 18 months after the date of such termination.

(5)	This amount represents two years’ worth of Mr. Merritt’s base salary of $450,000. He is entitled to this amount at the date of such termination, if such termination occurred within one year following a Change in Control.

(6)	This amount represents (i) the value of all accrued but unpaid medical and dental benefits as of December 31, 2006, and (ii) the value of continued medical and dental coverage pursuant to COBRA for a period of 18 months after such termination on terms and conditions comparable to those most recently provided to Mr. Merritt as of December 31, 2006, pursuant to his Employment Agreement, using the assumptions used for financial reporting purposes under generally accepted accounting principles.

(7)	This amount represents (i) all accrued but unpaid benefits payable under our Basic Term Life & Accidental Death and Dismemberment Insurance Program as of December 31, 2006, and (ii) the payment prescribed under our Basic Term Life & Accidental Death and Dismemberment Insurance Program, calculated as follows: one and one-half times the employee’s base salary up to a maximum of $300,000 ($300,000 for life insurance and for accidental death and dismemberment insurance, respectively).

(8)	This amount represents all accrued but unpaid bonus amounts under our Annual Employee Bonus Plan as of December 31, 2006. Pursuant to the terms of the Annual Employee Bonus Plan, we do not have an obligation to pay a bonus under these circumstances, however, we retain the right to make exceptions to the eligibility requirements and have done so in the past.

(9)	This amount represents the intrinsic value of all otherwise unvested stock options granted to Mr. Merritt by us which, pursuant to the terms of the applicable plan, vest in-full upon a Change in Control. See also, Note 1 above.

(10)	This amount represents the value of all non-LTCP RSUs granted to Mr. Merritt is based on a value of $33.55 per share, the per share closing price of our Common Stock on December 29, 2006 (the last trading day of Fiscal 2006). Based upon the terms of the applicable stock plan, Mr. Merritt’s non-LTCP RSU award would vest in-full upon a Change in Control, and he would receive an aggregate of 6,667 shares of Common Stock.

(11)	This amount represents the value, at December 31, 2006, of Mr. Merritt’s accrued LTCP benefits upon termination other than from a Change in Control. This amount was pro-rated by multiplying both the amount of the LTIP award (cash) and the number of RSUs awarded (time-based and performance-based) by a fraction equal to the portion of the program cycle that would have transpired prior to the cessation of employment. This value assumes achievement of 100% performance against the associated goals, and is comprised of: (i) $216,000 for the LTIP award (cash) component, and (ii) $468,962 for the RSU award (time-based and performance-based) component.

(12)	This amount represents (i) all accrued but unpaid benefits under our Executive Long-Term Disability Plan as of December 31, 2006, and (ii) the actuarial present value of the monthly benefits that would become payable to Mr. Merritt under our Executive Long-Term Disability Plan in the event of his termination due to disability on December 31, 2006, calculated as follows: 60% of monthly base salary up to $10,000 (before tax) and a supplemental payment of up to $8,500 per month.

(13)	This amount represents accrued but unpaid medical and dental benefits as of December 31, 2006.

(14)	This amount represents the present value of Mr. Merritt’s accrued LTCP benefits upon a Change in Control as of December 31, 2006. The amount is comprised as follows: (i) $504,000 for the LTIP award (cash) component, and (ii) $720,553 for the RSU award (time-based and performance-based) component. This value assumes achievement of 100% performance against the associated goals.

Richard Fagan1 and Mark Lemmo

Termination for Long-Term Disability

The executive’s employment may be terminated by us in the event of his long-term disability (as such term is defined in our Long-Term Disability Plan) such that he is not otherwise qualified to perform the essential functions of his job with or without reasonable accommodation. In the event the executive’s employment is terminated due to such long-term disability, the executive will be entitled to receive all accrued but unpaid (as of the date of such termination) base salary, Benefits and Other Compensation. In addition, provided that the executive executes a Termination Letter, he shall be entitled to receive, for a period of one year following such termination: (i) regular installments of base salary at the rate in effect at the time of such termination, such amount being reduced by the amount of payments received by him with respect to this period pursuant to any Social Security entitlement or any long term disability or any other employee benefit plan, policy or program maintained to provide benefits in the event of disability in which he was entitled to participate at the time of termination, and (ii) medical and dental coverage on terms and conditions comparable to those most recently provided to him.

[1]	On April 2, 2007, Mr. Fagan and the Company entered into an amended and restated Employment Agreement. A description of the terms of such agreement are found on page 22.

Pursuant to the terms of the LTCP, if Messrs. Fagan’s and Lemmo’s employment were terminated in the event of a long-term disability, they would be entitled to a pro-rata portion of any awards payable under the LTCP which includes both LTIP awards (cash) and RSU awards (time-based and performance-based).

Pursuant to the terms of the Annual Employee Bonus Plan, employees must be actively working for the Company at the time of the bonus payment (unless involuntarily terminated other than for intentional wrongdoing after the end of the Plan year, but before the bonus is paid). If Messrs. Fagan’s and Lemmo’s employment were terminated in the event of a long-term disability, they would not be eligible to receive any bonus under the Annual Employee Bonus Plan. The Company reserves the right to make exceptions to the eligibility requirements of the Annual Employee Bonus Plan and has done so in the past.

Termination by Death

In the event of the termination of the executive’s employment due to death, we shall pay to the executive’s executors, legal representatives or administrators an amount equal to the accrued but unpaid portion of his base salary, Benefits and Other Compensation, up through the date on which he dies. The executive’s executors, legal representatives or administrators will be entitled to receive the payment prescribed under any death or disability benefits plan in which he is a participant as our employee, and to exercise any rights afforded under any compensation or benefit plan then in effect.

Pursuant to the terms of the LTCP, if Messrs. Fagan’s and Lemmo’s employment is terminated in the event of their death, they would be entitled to a pro-rata portion of any awards payable under the LTCP which includes both LTIP awards (cash) and RSU awards (time-based and performance-based).

Pursuant to the terms of the Annual Employee Bonus Plan, employees must be actively working for the Company at the time of the bonus payment (unless involuntarily terminated other than for intentional wrongdoing after the end of the Plan year, but before the bonus is paid). If Messrs. Fagan’s and Lemmo’s employment were terminated in the event of their death, they would not be eligible to receive any bonus under the Annual Employee Bonus Plan. The Company reserves the right to make exceptions to the eligibility requirements of the Annual Employee Bonus Plan and has done so in the past.

Termination for Cause

We may terminate the executive’s employment at any time for “Cause” upon the occurrence of any of the following: (i) any material breach by the executive of any of his obligations under his employment agreement, which breach is not cured within thirty (30) days after his receipt of written notification from us of such breach, or (ii) other conduct of the executive’s involving any type of willful misconduct with respect to us, including, without limitation, fraud, embezzlement, theft or proven dishonesty in the course of his employment or conviction of a felony. In the event of a termination of the executive’s employment for Cause, he shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) base salary, Benefits and Other Compensation.

Pursuant to the terms of the LTCP and Annual Employee Bonus Plan, Messrs. Fagan and Lemmo forfeit any rights to equity awards and cash payments made pursuant to such plans if their employment is terminated for Cause.

Termination Without Cause

We may terminate the executive’s employment at any time, for any reason, without Cause upon thirty (30) days prior written notice to the executive. In the event of a termination of the executive’s employment without Cause, he shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) base salary, Benefits and Other Compensation. In addition, provided he executes a Termination Letter, he shall be entitled to receive (i) severance in an amount equal to his base salary, and (ii) medical and dental coverage on terms and conditions comparable to those most recently provided to him, both for the period of one year commencing upon the date of such termination.

Pursuant to the terms of the LTCP, if Messrs. Fagan’s and Lemmo’s employment were terminated without Cause, they would be entitled to a pro-rata portion of any awards payable under the LTCP which includes both LTIP awards (cash) and RSU awards (time-based and performance-based).

Pursuant to the terms of the Annual Employee Bonus Plan, employees must be actively working for the Company at the time of the bonus payment (unless involuntarily terminated other than for intentional wrongdoing after the end of the Plan year, but before the bonus is paid). If Messrs. Fagan’s and Lemmo’s employment was terminated without Cause, they would not be eligible to receive any bonus under the Annual Employee Bonus Plan. The Company reserves the right to make exceptions to the eligibility requirements of the Annual Employee Bonus Plan and has done so in the past.

Termination for Absenteeism

We may terminate the executive’s employment in the event that he is absent for more than 150 days within any 12 month period. In the event of his termination due to absenteeism, the executive will be entitled to receive all accrued but unpaid (as of the date of such termination) base salary, Benefits and Other Compensation. In addition, provided he executes a Termination Letter, he shall be entitled, for a period of one year following such termination, to receive (i) regular installments of his base salary at the rate in effect at the time of such termination, such amount being reduced by the amount of payments received by him with respect to this period pursuant to any Social Security entitlement or any long term disability or any other employee benefit plan, policy or program maintained to provide benefits in the event of disability in which he was entitled to participate at the time of termination, and (ii) medical and dental coverage on terms and conditions comparable to those most recently provided to him.

Pursuant to the terms of the LTCP, if Messrs. Fagan’s and Lemmo’s employment were terminated due to absenteeism, they would be entitled to a pro-rata portion of any awards payable under the LTCP which includes both LTIP awards (cash) and RSU awards (time-based and performance-based).

Pursuant to the terms of the Annual Employee Bonus Plan, employees must be working actively for the Company at the time of the bonus payment (unless involuntarily terminated other than for intentional wrongdoing after the end of the Plan year, but before the bonus is paid). If Messrs. Fagan’s and Lemmo’s employment were terminated for absenteeism, they would not be eligible to receive any bonus under the Annual Employee Bonus Plan. The Company reserves the right to make exceptions to the eligibility requirements of the Annual Employee Bonus Plan and has done so in the past.

Termination by Mr. Fagan or Mr. Lemmo

The executive may terminate his employment with us at any time, for Good Reason or without Good Reason, provided that the date of termination shall be at least 30 days after the date he gives written notice of the termination to us. For this purpose, “Good Reason” shall mean: (i) the failure by us to pay in a timely manner his base salary or any other material form of compensation or material benefit to be paid or provided to him under his employment agreement, or (ii) any other material breach of our obligations under his employment agreement, which breach is not cured within 30 days after we receive written notification from him of such breach. In the event the executive terminates his employment, either for Good Reason or without Good Reason, he shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) base salary, Benefits and Other Compensation. In addition, solely if such termination is for Good Reason and provided he executes a Termination Letter, he shall be entitled to receive (i) severance in an amount equal to his base salary, and (ii) medical and dental coverage on terms and conditions comparable to those most recently provided to him, both for the period of one year commencing upon the date of such termination.

Pursuant to the terms of the LTCP and Annual Employee Bonus Plan, Messrs. Fagan and Lemmo forfeit any rights to equity awards and cash payments made pursuant to such plans if they terminate their employment for any reason.

Termination Following a Change in Control

If the executive’s employment is terminated by us (except for Cause) or by him (whether or not for Good Reason) within one year following a Change in Control, he shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) base salary, Benefits and Other Compensation. In addition, (i) provided that he executes a Termination Letter, the executive shall be entitled to receive, on the date of such termination, an amount equal to two years’ worth of his base salary, and (ii) all stock options granted to him by us which, pursuant to the terms of the applicable stock option plan, vest in full upon a Change in Control. For this purpose “Change in Control” means the acquisition (including by merger or consolidation, or by our issuance of securities) by one or more persons in one transaction or a series of related transactions, of more than fifty percent (50%) of the voting power represented by our outstanding stock on November 16, 1998 (with respect to Mr. Fagan), the date of Mr. Fagan’s Employment Agreement (prior to being amended and restated on April 2, 2007), or May 7, 1997 (with respect to Mr. Lemmo), the date of Mr. Lemmo’s Employment Agreement, or a sale of substantially all of our asset.

Pursuant to the terms of the LTCP, if Messrs. Fagan’s and Lemmo’s employment is terminated following a Change in Control (except for Cause), they are entitled to an early payout of their LTIP awards (cash) in an amount greater of either (i) their target LTIP award or (ii) the LTIP award that would have been due to them at the end of the program cycle (but for the Change in Control), assuming performance through the remainder of program cycle would be consistent with performance in the portion of the program cycle prior to the Change in Control. In addition, if Messrs. Fagan’s and Lemmo’s employment were terminated following a Change in Control (except for Cause), their RSUs (time-based and performance-based) would become fully vested, effective immediately.

Pursuant to the terms of the Annual Employee Bonus Plan, Messrs. Fagan and Lemmo would not be eligible to receive any bonus if their employment were terminated due to a Change in Control.

Assuming one of the following events occurred on December 31, 2006, Mr. Fagan’s payments and benefits have an estimated value of:

	Salary Continu- ation		Long-Term Compensation Plan		Payment under Life Insurance Program		Payments under Executive Long Term Disability Plan		Welfare Benefits		Payment under Annual Employee Bonus Plan (11)	Value of Options Subject to Acceler- ation (1)		Value of Non-LTCP RSUs Subject to Acceler- ation (2)
Termination for Disability	$285,450	(3)	$374,234	(9)	$0	(13)	$18,500	(10)	$13,281	(6)	$0	—		—
Death	—		$374,234	(9)	$300,000	(7)	—		$0	(12)	$0	—		—
For Cause	—		$0	(9)	$0	(13)	—		$0	(12)	$0	—		—
Without Cause	$285,450	(4)	$374,234	(9)	$0	(13)	—		$13,281	(6)	$0	—		—
For Absenteeism	$285,450	(3)	$374,234	(9)	$0	(13)	$18,500	(10)	$13,281	(6)	$0	—		—
Voluntary Resignation for Good Reason	$285,450	(4)	$0	(9)	$0	(13)	—		$13,281	(6)	$0	—		—
Voluntary Resignation without Good Reason	—		$0	(9)	$0	(13)	—		$0	(12)	$0	—		—
Change in Control (Termination by Us (Except for Cause) or by Mr. Fagan)	$570,900	(5)	$664,476	(15)	$0	(13)	—		$0	(12)	$0	$0	(8)	$0	(14)

(1)	As of December 31, 2006, Mr. Fagan did not hold any awards of unvested stock options.

(2)	As of December 31, 2006, Mr. Fagan did not hold any awards of non-LTCP RSUs.

(3)	This amount represents severance in an amount equal to one year of Mr. Fagan’s base salary of $285,450, which he shall be entitled to receive in regular installments for a period of one year following such termination, provided that he executes a Termination Letter, subject to reduction equal to the amount of payments received by him with respect to this period pursuant to any Social Security entitlement or any long term disability or any other employee benefit plan, policy or program maintained to provide benefits in the event of disability in which he was entitled to participate at the time of such termination.

(4)	This amount represents severance in an amount equal to Mr. Fagan’s base salary of $285,450, which he shall be entitled to receive upon such termination provided that he executes a Termination Letter.

(5)	This amount represents two years’ worth of Mr. Fagan’s base salary of $285,450, which he shall be entitled to receive on the date of such termination, provided that he executes a Termination Letter, if such termination (other than for Cause) occurred within one year following a Change in Control.

(6)	This amount represents (i) the value of all accrued but unpaid medical and dental benefits as of December 31, 2006, and (ii) the value of medical and dental coverage pursuant to COBRA for a period of one year following such termination on terms and conditions comparable to those most recently provided to Mr. Fagan as of December 31, 2006, pursuant to his Employment Agreement, using the assumptions used for financial reporting purposes under generally accepted accounting principles.

(7)	This amount represents (i) all accrued but unpaid benefits payable under our Basic Term Life & Accidental Death and Dismemberment Insurance Program as of December 31, 2006, and (ii) the payment prescribed under our Basic Term Life & Accidental Death and Dismemberment Insurance Program, calculated as follows: one and one-half times the employee’s base salary up to a maximum of $300,000 ($300,000 for life insurance and for accidental death and dismemberment insurance, respectively).

(8)	This amount represents the value of all stock options granted to Mr. Fagan by us which, pursuant to the terms of the applicable stock plan, vest in-full upon a Change in Control. See also, Note 1 above.

(9)	This amount represents the value, at December 31, 2006, of Mr. Fagan’s accrued LTCP benefits upon termination other than from a Change in Control. This amount was pro-rated by multiplying both the amount of the LTIP award (cash) and the number of RSUs awarded (time-based and performance-based) by a fraction equal to the portion of the program cycle that would have transpired prior to the cessation of employment. This value assumes achievement of 100% performance against the associated goals, and is comprised of: (i) $123,750 for the LTIP award (cash) component, and (ii) $250,484 for the RSU award (time-based and performance-based) component.

(10)	This amount represents (i) all accrued but unpaid benefits under our Executive Long-Term Disability Plan as of December 31, 2006, and (ii) the actuarial present value of the monthly benefits that would become payable monthly to Mr. Fagan under our Executive Long-Term Disability Plan in the event of his termination due to disability on December 31, 2006, calculated as follows: 60% of monthly base salary up to $10,000 (before tax), and a supplemental payment of up to $8,500 per month.

(11)	This amount represents all accrued but unpaid bonus amounts under our Annual Employee Bonus Plan as of December 31, 2006. Pursuant to the terms of the Annual Employee Bonus Plan, we do not have an obligation to pay any bonus under these circumstances, however, we retain the right to make exceptions to the eligibility requirements and have done so in the past.

(12)	This amount represents accrued but unpaid medical and dental benefits as of December 31, 2006.

(13)	This amount represents accrued but unpaid benefits payable under our Basic Term Life & Accidental Death and Dismemberment Insurance Program as of December 31, 2006.

(14)	As of December 31, 2006, Mr. Fagan did not hold any awards of non-LTCP RSUs. The value of Mr. Fagan’s LTCP RSUs, which vest in-full upon a Change in Control, is presented under Note 15.

(15)	This amount represents the present value of Mr. Fagan’s LTCP benefits upon a Change in Control as of December 31, 2006. The amount is comprised as follows: (i) $288,225 for the LTIP award (cash) component, and (ii) $375,055 for the RSU award (time-based and performance-based) component. This value assumes achievement of 100% performance against associated goals.

Assuming one of the following events occurred on December 31, 2006, Mr. Lemmo’s payments and benefits have an estimated value of:

	Salary Continu- ation		Long-Term Compensation Plan		Payment under Life Insurance Program		Payments under Executive Long Term Disability Plan		Welfare Benefit Continu- ation		Payment under Annual Employee Bonus Plan (11)	Value of Options Subject to Acceler- ation (1)		Value of Non- LTCP RSUs Subject to Acceler- ation (2)
Termination for Disability	$284,107	(3)	$373,573	(9)	$0	(13)	$18,500	(10)	$15,434	(6)	$0	—		—
Death	—		$373,573	(9)	$300,000	(7)	—		$0	(12)	$0	—		—
For Cause	—		$0	(9)	$0	(13)	—		$0	(12)	$0	—		—
Without Cause	$284,107	(4)	$373,573	(9)	$0	(13)	—		$15,434	(6)	$0	—		—
For Absenteeism	$284,107	(3)	$373,573	(9)	$0	(13)	$18,500	(10)	$15,434	(6)	$0	—		—
Voluntary Resignation for Good Reason	$284,107	(4)	$0	(9)	$0	(13)	—		$15,434	(6)	$0	—		—
Voluntary Resignation without Good Reason	—		$0	(9)	$0	(13)	—		$0	(12)	$0	—		—
Change in Control (Termination by Us (Except for Cause) or by Mr. Lemmo)	$568,214	(5)	$663,280	(15)	$0	(13)	—		$0	(12)	$0	$0	(8)	$0	(14)

(1)	As of December 31, 2006, Mr. Lemmo did not hold any awards of unvested stock options.

(2)	As of December 31, 2006, Mr. Lemmo did not hold any awards of non-LTCP RSUs.

(3)	This amount represents one year of Mr. Lemmo’s base salary of $284,107, which he shall be entitled to receive in regular installments for a period of one year following such termination, provided that he executes a Termination Letter, subject to reduction equal to the amount of payments received by him with respect to this period pursuant to any Social Security entitlement or any long term disability or any other employee benefit plan, policy or program maintained to provide benefits in the event of disability in which he was entitled to participate at the time of such termination.

(4)	This amount represents severance in an amount equal to Mr. Lemmo’s base salary of $284,107, which he shall be entitled to receive upon such termination provided that he executes a Termination Letter.

(5)	This amount represents severance in an amount equal to two years’ worth of Mr. Lemmo’s base salary of $284,107, which he shall be entitled to receive on the date of such termination (other than for Cause), provided that he executes a Termination Letter, if such termination occurred within one year following a Change in Control.

(6)	This amount represents (i) the value of all accrued but unpaid medical and dental benefits as of December 31, 2006, and (ii) the value of medical and dental coverage pursuant to COBRA for a period of one year following such termination on terms and conditions comparable to those most recently provided to Mr. Lemmo pursuant to his Employment Agreement, using the assumptions used for financial reporting purposes under generally accepted accounting principles.

(7)	This amount represents (i) all accrued but unpaid benefits payable under our Basic Term Life & Accidental Death and Dismemberment Insurance Program as of December 31, 2006, and (ii) the payment prescribed under our Basic Term Life & Accidental Death and Dismemberment Insurance Program, calculated as follows: one and one-half times the employee’s base salary up to a maximum of ($300,000 for life insurance and for accidental death and dismemberment insurance, respectively).

(8)	This amount represents the value of all stock options granted to Mr. Lemmo by us which, pursuant to the terms of the applicable stock plan, vest in-full upon a Change in Control. See also Note 1 above.

(9)	This amount represents the value, at December 31, 2006, of Mr. Lemmo’s accrued LTCP benefits upon termination other than for a Change in Control. This amount was pro-rated by multiplying both the amount of the LTIP award (cash) and the number of RSUs awarded (time-based and performance-based) by a fraction equal to the portion of the program cycle that would have transpired prior to the cessation of employment. This value assumes achievement of 100% performance against the associated goals, and is comprised of: (i) $123,525 for the LTIP award (cash) component, and (ii) $250,048 for the RSU award (time-based and performance-based) component.

(10)	This amount represents (i) all accrued but unpaid benefits under our Executive Long-Term Disability Plan as of December 31, 2006, and (ii) the actuarial present value of the benefits that would become payable monthly to Mr. Lemmo under our Executive Long-Term Disability Plan in the event of his termination due to disability or death (as the case may be) on December 31, 2006, calculated as follows: 60% of monthly base salary up to $10,000 (before tax), and a supplemental payment of up to $8,500 per month.

(11)	This amount represents all accrued but unpaid bonus amounts under our Annual Employee Bonus Plan as of December 31, 2006. Pursuant to the terms of the Annual Employee Bonus Plan, we do not have an obligation to pay any bonus under these circumstances, however, we retain the right to make exceptions to the eligibility requirements and have done so in the past.

(12)	This amount represents accrued but unpaid medical and dental benefits as of December 31, 2006.

(13)	This amount represents accrued but unpaid benefits payable under our Basic Term Life & Accidental Death and Dismemberment Insurance Program as of December 31, 2006.

(14)	As of December 31, 2006, Mr. Lemmo did not hold any awards of non-LTCP RSUs. The value of Mr. Lemmo’s LTCP RSUs, which vest in-full upon a Change in Control, is presented under Note 15.

(15)	This amount represents the present value of Mr. Lemmo’s LTCP benefits upon a Change in Control as of December 31, 2006. The amount is comprised as follows: (i) $288,225 for the LTIP award (cash) component, and (ii) $375,055 for the RSU awards (time-based and performance-based) component. This value assumes achievement of 100% performance against associated goals.

Lawrence F. Shay and Bruce G. Bernstein

Termination for Disability

The executive’s employment may be terminated by us in the event of his long term disability (as such term is defined in our Long Term Disability Plan) such that he is not otherwise qualified to perform the essential functions of his job with or without reasonable accommodation. In the event the executive’s employment is terminated due to such long term disability, the executive will be entitled to receive all accrued but unpaid base salary, Benefits and other forms of compensation and bonus payable under his employment agreement (“Other Compensation”), including payments prescribed under any disability insurance plan or arrangement in which he is a participant.

Pursuant to the terms of the LTCP, if Messrs. Shay’s and Bernstein’s employment were terminated in the event of their long-term disability, they would be entitled to a pro-rata portion of any awards payable under the LTCP which includes both LTIP award (cash) and RSU awards (time-based and performance-based).

Pursuant to the terms of the Annual Employee Bonus Plan, employees must be actively working for the Company at the time of the bonus payment (unless involuntarily terminated other than for intentional wrongdoing after the end of the plan year, but before the bonus was paid). If Messrs. Shay’s and Bernstein’s employment were terminated in the event of a long-term disability, they would not be eligible to receive a bonus under the Annual Employee Bonus Plan. The Company reserves the right to make exceptions to the eligibility requirements of the Annual Employee Bonus Plan and has done so in the past.

Termination by Death

In the event of the termination of the executive’s employment due to death, his executors, legal representatives or administrators shall be entitled to the accrued but unpaid portion of his base salary, Benefits and Other Compensation up through the date of death. His executors, legal representatives, administrators, or beneficiaries will be entitled to receive the payment prescribed under any life, death or disability benefits plan in which he is a participant as our employee, and to exercise any rights afforded under any compensation or benefit plan then in effect.

Pursuant to the terms of the LTCP, if Messrs. Shay’s and Bernstein’s employment were terminated in the event of their death, they would be entitled to a pro-rata portion of any awards payable under the LTCP which includes both LTIP awards (cash) and RSU awards (time-based and performance-based).

Pursuant to the terms of the Annual Employee Bonus Plan, employees must be actively working for the Company at the time of the bonus payment (unless involuntarily terminated other than for intentional wrongdoing after the end of the Plan year, but before the bonus was paid). If Messrs. Shay’s and Bernstein’s employment were terminated in the event of their death, they would not be eligible to receive a bonus under the Annual Employee Bonus Plan. The Company reserves the right to make exceptions to the eligibility requirements of the Annual Employee Bonus Plan and has done so in the past.

Termination for Cause

We may terminate the executive’s employment at any time for “Cause” upon the occurrence of any of the following: (i) any material breach of his employment obligations, which breach remains uncured seven (7) days after written notice of such breach from us, (ii) he commits an act or omission which results in or is intended to result in gain or personal enrichment to him at our expense, (iii) an act by him involving any type of willful misconduct with respect to us, including, without limitation, fraud, embezzlement, theft or proven dishonesty in the course of his employment, or (iv) during the term of his employment, his conviction of a felony. In the event of a termination of the executive’s employment for Cause, he shall be entitled to receive all accrued but unpaid base salary, Benefits and Other Compensation up through the date of termination.

Pursuant to the terms of the LTCP and Annual Employee Bonus Plan, Messrs. Shay and Bernstein forfeit any rights to equity awards or cash payments made pursuant to such plans if their employment is terminated for Cause.

Termination Without Cause

We may terminate the executive’s employment at any time, for any reason, without Cause. In the event of a termination of the executive’s employment without Cause, he shall be entitled to receive all accrued but unpaid base salary, Benefits and Other Compensation up to the date of termination. In addition, provided he executes a Termination Letter, he shall be entitled to receive (i) severance in an amount equal to his base salary, and (ii) medical and dental coverage on terms and conditions comparable to those most recently provided to him, both for the period of one year commencing upon the date of such termination.

Pursuant to the terms of the LTCP, if Messrs. Shay’s and Bernstein’s employment were terminated without Cause, they would be entitled to a pro-rata portion of any awards payable under the LTCP which includes both LTIP awards (cash) and RSU awards (time-based and performance-based.)

Pursuant to the terms of the Annual Employee Bonus Plan, employees must be actively working for the Company at the time of the bonus payment (unless involuntarily terminated other than for intentional wrongdoing after the end of the Plan year, but before the bonus was paid). If Messrs. Shay’s and Bernstein’s employment were terminated without Cause, they would not be eligible to receive a bonus under the Annual Employee Bonus Plan. The Company reserves the right to make exceptions to the eligibility requirements of the Annual Employee Bonus Plan and has done so in the past.

Termination for Absenteeism

We may terminate the executive’s employment in the event that he is absent for more than 150 days within any 12 month period. In the event of his termination due to absenteeism, the executive will be entitled to receive all accrued but unpaid (as of the date of such termination) base salary, Benefits and Other Compensation, including payments prescribed under any disability or life insurance plan or arrangement in which he is a participant or to which he is a party as our employee. In addition, provided he executes a Termination Letter, he shall be entitled to receive (i) severance in an amount equal to his base salary, and (ii) medical and dental coverage on terms and conditions comparable to those most recently provided to him, both for the period of twelve months commencing upon the date of such termination. Such severance amounts shall be reduced by the amount of payments received by him with respect to this period pursuant to any Social Security entitlement or any long term disability or other employee benefit plan, policy or program maintained to provide benefits in the event of disability in which he was entitled to participate at the time of termination.

Pursuant to the terms of the LTCP, if Messrs. Shay’s and Bernstein’s employment were terminated due to absenteeism, they would be entitled to a pro-rata portion of any awards payable under the LTCP which includes both LTIP awards (cash) and RSU awards (time-based and performance-based).

Pursuant to the terms of the Annual Employee Bonus Plan, employees must be actively working for the Company at the time of the bonus payment (unless involuntarily terminated other than for intentional wrongdoing after the end of the Plan year, but before the bonus was paid). If Messrs. Shay’s and Bernstein’s employment were terminated for absenteeism, they would not be eligible to receive any bonus under the Annual Employee Bonus Plan. The Company reserves the right to make exceptions to the eligibility requirements of the Annual Employee Bonus Plan and have done so in the past.

Termination by Mr. Shay or Mr. Bernstein

The executive may terminate his employment with us at any time, for Good Reason or without Good Reason. For this purpose, “Good Reason” shall mean the failure by us to pay in a timely manner his base salary or any other material form of compensation or material benefit to be paid or provided to him which failure is not cured within ten business days after notice to us. In the event the executive terminates his employment, either for Good Reason or without Good Reason, he shall be entitled to receive his accrued but unpaid base salary, Benefits and Other Compensation up through the date of termination. In addition, solely if such termination is for Good Reason and provided that he executes a Termination Letter, he shall be entitled to receive (i) severance in an amount equal to his base salary, and (ii) medical and dental coverage on terms and conditions comparable to those most recently provided to him, both for the period of one year commencing upon the date of such termination.

Pursuant to the terms of the LTCP and the Annual Employee Bonus Plan, Messrs. Shay and Bernstein shall forfeit any rights to any equity awards or cash payments made pursuant to such plans if they terminate their own employment for any reason.

Termination Following a Change in Control

If the executive’s employment is terminated by us (except for cause) or by him (whether or not for Good Reason) within one year following a Change in Control he shall be entitled to receive all accrued but unpaid

(as of the effective date of such termination) base salary, Benefits and Other Compensation up through the date of termination. In addition, provided the executive executes a Termination Letter, he shall be entitled to receive, on the date of such termination, an amount equal to two years’ worth of his base salary. Further, with respect to Mr. Shay only, he shall be entitled to 100% of his target annual bonus. Messrs. Shay and Bernstein shall also be entitled to receive (i) all stock options granted to them by us which, pursuant to the terms of the applicable option plan, vest upon a “Change in Control” or “Change of Control” (as defined under that plan) shall vest, and (ii) all restrictions on Restricted Stock and RSUs granted to them by us which, pursuant to the terms of the applicable restricted stock plan, lift (including as to vesting) shall be lifted. For this purpose “Change in Control” means the acquisition (including by merger or consolidation, or by our issuance of securities) by one or more persons in one transaction or a series of related transactions, of more than 50% of the voting power represented by our outstanding stock on November 12, 2001 (with respect to Mr. Shay), the date of Mr. Shay’s Employment Agreement, or June 20, 2005 (with respect to Mr. Bernstein), the date of Mr. Bernstein’s Employment Agreement, or a sale of substantially all of our assets.

Pursuant to the terms of the LTCP, if employment is terminated following a Change in Control (except for Cause), they are entitled to an early payout of their LTIP award in an amount greater of either (i) their target LTIP award or (ii) the LTIP award that would have been due to them at the end of the program cycle (but for the Change in Control), assuming performance through the remainder of program cycle would be consistent with performance in the portion of the program cycle prior to the Change in Control. In addition, Mr. Shay’s and Mr. Bernstein’s RSUs would become fully-vested.

Pursuant to the terms of the Annual Employee Bonus Plan, Messrs. Shay and Bernstein would not be eligible to receive any bonus under the Annual Employee Bonus Plan if their employment were terminated due to a Change in Control.

Assuming one of the following events occurred on December 31, 2006, Mr. Shay’s payments and benefits have an estimated value of:

	Salary Continu- ation		Long-Term Compensation Plan		Payment under Life Insurance Program		Payments under Executive Long Term Disability Plan		Welfare Benefit Continu- ation		Payment under Annual Employee Bonus Plan (11)	Value of Options Subject to Acceler- ation (1)		Value of non-LTCP RSUs Subject to Acceler- ation (2)
Termination for Disability	—		$298,189	(9)	$0	(13)	$18,500	(10)	$13,282	(5)	$0	—		—
Death	—		$298,189	(9)	$300,000	(6)	—		$0	(12)	$0	—		—
For Cause	—		$0	(9)	$0	(13)	—		$0	(12)	$0	—		—
Without Cause	$256,114	(3)	$298,189	(9)	$0	(13)	—		$13,282	(5)	$0	—		—
For Absenteeism	$256,114	(3)	$298,189	(9)	$0	(13)	$18,500	(10)	$13,282	(5)	$0	—		—
Voluntary Resignation for Good Reason	$256,114	(3)	$0	(9)	$0	(13)	—		$13,282	(5)	$0	—		—
Voluntary Resignation without Good Reason	—		$0	(9)	$0	(13)	—		$0	(12)	$0	—		—
Change in Control (Termination by Us (Except for Cause) or by Mr. Shay)	$614,673	(4)	$529,434	(14)	$0	(13)	—		$0	(12)	$0	$0	(7)	$0	(8)

(1)	As of December 31, 2006, Mr. Shay did not hold any unvested stock options.

(2)	As of December 31, 2006, Mr. Shay did not hold any awards of non-LTCP RSUs.

(3)	This amount represents severance in an amount equal to one year of Mr. Shay’s base salary of $256,114, which he shall be entitled to receive upon such termination provided that he executes a Termination Letter.

(4)	This amount represents severance in an amount equal to two years of Mr. Shay’s (i) base salary of $256,114, and (ii) 100% of Mr. Shay’s target annual bonus, which he shall be entitled to if such termination occurs within one year following a Change in Control, and which he shall be entitled to receive on the date of such termination, provided that he executes a Termination Letter, if such termination occurred within one year following a Change in Control.

(5)	This amount represents (i) the value of all accrued but unpaid medical and dental benefits as of December 31, 2006, and (ii) the value of medical and dental coverage pursuant to COBRA for a period of one year following such termination on terms and conditions comparable to those most recently provided to Mr. Shay pursuant to his Employment Agreement, using the assumptions used for financial reporting purposes under generally accepted accounting principles.

(6)	This amount represents (i) all accrued but unpaid benefits payable under our Basic Term Life & Accidental Death and Dismemberment Insurance Program as of December 31, 2006, and (ii) the payment prescribed under our Basic Term Life & Accidental Death and Dismemberment Insurance Program, calculated as follows: one and one-half times the employee’s base salary up to a maximum of $300,000 ($300,000 for life insurance and for accidental death and dismemberment insurance, respectively).

(7)	This amount represents the value of all stock options granted to Mr. Shay by us which, pursuant to the terms of the applicable stock plan, vest in-full upon a Change in Control. See also, Note 1 above.

(8)	As of December 31, 2006, Mr. Shay did not hold any awards of non-LTCP RSUs. The value of Mr. Shay’s LTCP RSUs, which vest in-full upon a Change in Control, is presented under Note 14.

(9)	This amount represents the value, at December 31, 2006, of Mr. Shay’s accrued LTCP benefits upon termination other than for a Change in Control. This amount was pro-rated by multiplying both the amount of the LTIP award (cash) and RSUs awarded (time-based and performance-based) by a fraction equal to the portion of the program cycle that would have transpired prior to the cessation of employment. The value assumes achievement of 100% performance against the associated goals, and is comprised of: (i) $98,600 for the LTIP award (cash) component, and (ii) $199,589 for the RSU award (time-based and performance-based) component.

(10)	This amount represents (i) all accrued but unpaid benefits under our Executive Long-Term Disability Plan as of December 31, 2006, and (ii) the actuarial present value of the monthly benefits that would become payable monthly to Mr. Shay under our Executive Long-Term Disability Plan in the event of his termination due to disability on December 31, 2006, calculated as follows: 60% of monthly base salary up to $10,000 (before tax), and a supplemental payment of up to $8,500 per month.

(11)	This amount represents all accrued but unpaid bonus amounts under our Annual Employee Bonus Plan as of December 31, 2006. Pursuant to the terms of the Annual Employee Bonus Plan, we do not have an obligation to pay a bonus under these circumstances, however, we retain the right to make exceptions to the eligibility requirements and have done so in the past.

(12)	This amount represents all accrued but unpaid medical and dental benefits as of December 31, 2006.

(13)	This amount represents accrued but unpaid benefits payable under our Basic Term Life & Accidental Death and Dismemberment Insurance Program as of December 31, 2006.

(14)	This amount represents the present value of Mr. Shay’s LTCP benefits upon a Change in Control as of December 31, 2006. The amount is comprised as follows: (i) $230,067 for the LTIP award (cash) component, and (ii) $299,367 for the RSU award (time-based and performance-based) component. This value assumes achievement of 100% performance against associated goals.

Assuming one of the following events occurred on December 31, 2006, Mr. Bernstein’s payments and benefits have an estimated value of:

	Salary Continu- ation		Long-Term Compensation Plan		Payment under Life Insurance Program		Payments under Executive Long Term Disability Plan		Welfare Benefit Continu- ation		Payment under Annual Employee Bonus Plan (11)	Value of Options Subject to Acceler- ation (1)		Value of Non-LTCP RSUs Subject to Acceler- ation (2)
Termination for Disability	—		$313,809	(9)	$0	(13)	$18,500	(10)	$16,296	(5)	$0	—		—
Death	—		$313,809	(9)	$300,000	(6)	—		$0	(12)	$0	—		—
For Cause	—		$0	(9)	$0	(13)	—		$0	(12)	$0	—		—
Without Cause	$273,745	(3)	$313,809	(9)	$0	(13)	—		$16,296	(5)	$0	—		—
For Absenteeism	$273,745	(3)	$313,809	(9)	$0	(13)	$18,500	(10)	$16,296	(5)	$0	—		—
Voluntary Resignation for Good Reason	$273,745	(3)	$0	(9)	$0	(13)	—		$16,296	(5)	$0	—		—
Voluntary Resignation without Good Reason	—		$0	(9)	$0	(13)	—		$0	(12)	$0	—		—
Change in Control (Termination by Us (Except for Cause) or by Mr. Bernstein)	$547,490	(4)	$589,912	(14)	$0	(13)	—		$0	(12)	$0	$0	(7)	$0	(8)

(1)	As of December 31, 2006, Mr. Bernstein did not hold any awards of unvested stock options.

(2)	As of December 31, 2006, Mr. Bernstein did not hold any awards of non-LTCP RSUs.

(3)	This amount represents severance in an amount equal to one year of Mr. Bernstein’s base salary of $273,745, which he shall be entitled to receive upon such termination provided that he executes a Termination Letter.

(4)	This amount represents severance in an amount equal to two years of Mr. Bernstein’s base salary of $273,745, which he shall be entitled to receive on the date of such termination, provided that he executes a Termination Letter, if such termination occurred within one year following a Change in Control.

(5)	This amount represents (i) the value of all accrued but unpaid medical and dental benefits as of December 31, 2006, and (ii) the value of medical and dental coverage pursuant to COBRA for a period of one year following such termination on terms and conditions comparable to those most recently provided to Mr. Bernstein pursuant to his Employment Agreement, using the assumptions used for financial reporting purposes under generally accepted accounting principles.

(6)	This amount represents (i) all accrued but unpaid benefits payable under our Basic Term Life & Accidental Death and Dismemberment Insurance Program as of December 31, 2006, and (ii) the payment prescribed under our Basic Term Life & Accidental Death and Dismemberment Insurance Program, calculated as follows: one and one-half times the employee’s base salary up to a maximum of $300,000 ($300,000 for life insurance and for accidental death and dismemberment insurance, respectively).

(7)	This amount represents the value of all stock options granted to Mr. Bernstein by us which, pursuant to the terms of the applicable stock plan, vest in-full upon a Change in Control. See also, Note 1 above.

(8)	As of December 31, 2006, Mr. Bernstein did not hold any awards of non-LTCP RSUs. The value of Mr. Bernstein’s LTCP RSUs, which vest in-full upon a Change in Control, is presented under Note 14.

(9)	This amount represents the value, at December 31, 2006, of Mr. Bernstein’s accrued LTCP benefits upon termination other than for a Change in Control. This amount was pro-rated by multiplying both the amount of the LTIP award (cash) and RSUs awarded (time-based and performance-based) by a fraction equal to the portion of the program cycle that would have transpired prior to the cessation of employment. The value assumes achievement of 100% performance against associated goals and is comprised of: (i) $106,000 for the LTIP award (cash) component, and (ii) $207,809 for the RSU award (time-based and performance-based) component.

(10)	This amount represents (i) all accrued but unpaid benefits under our Executive Long-Term Disability Plan as of December 31, 2006, and (ii) the actuarial present value of the monthly benefits that would become payable monthly to Mr. Bernstein under our Executive Long-Term Disability Plan in the event of his termination due to disability on December 31, 2006, calculated as follows: 60% of monthly base salary up to $10,000 (before tax), and a supplemental payment of up to $8,500 per month.

(11)	This amount represents all accrued but unpaid bonus amounts under our Annual Employee Bonus Plan as of December 31, 2006. Pursuant to the terms of the Annual Employee Bonus Plan, we do not have an obligation to pay a bonus under these circumstances, however, we retain the right to make exceptions to the eligibility requirements and have done so in the past.

(12)	This amount represents all accrued but unpaid medical and dental benefits as of December 31, 2006.

(13)	This amount represents accrued but unpaid benefits payable under our Basic Term Life & Accidental Death and Dismemberment Insurance Program as of December 31, 2006.

(14)	This amount represents the present value of Mr. Bernstein’s LTCP benefits upon a Change in Control as of December 31, 2006. The amount is comprised as follows: (i) $247,333 for the LTIP award (cash) component, and (ii) $342,579 for the RSU award (time-based and performance-based) component. This value assumes achievement of 100% performance against associated goals.

All Named Executive Officers

Post-Termination Obligations. Each of the NEOs is bound by certain confidentiality obligations, which extend indefinitely, and by certain non-competition and non-solicitation covenants, which, with respect to Mr. Merritt, extend for a period of one year following termination of his employment, and, with respect to each of Messrs. Bernstein, Fagan, Lemmo and Shay, extend (as applicable): (i) for the period, if any, that he shall receive severance under his employment agreement, (ii) in the event his employment is terminated for cause, a period of one year following such termination, or (iii) in the event that he terminates his employment without Good Reason, so long as we voluntarily pay severance to him (which we shall be under no obligation to do), for the period that he shall receive such severance, but in no event for a period longer than one year. In addition, each of the NEOs is bound by certain covenants protecting our right, title and interest in and to certain intellectual property that has been or is developed or created in whole or in part by them.

Effect of Change in Control on Unvested Equity Awards and Incentive Awards. For each NEO, the occurrence of a Change in Control (as defined in the applicable equity plans) will cause the vesting of all otherwise unvested RSUs, or other equity awards, to accelerate in full. In addition, upon a Change in Control, any incentive awards applicable to the Company’s LTCP program cycles in effect at the time of the Change in Control will become payable at target levels, or at such amount that would have been due at the end of the performance cycle but for a change in control. This assumes that performance through the remainder of the performance cycle would be consistent with performance prior to the Change in Control. The above is without regard to whether the executive remains employed by us and without regard to performance during the remainder of those incentive program cycles.

Effect of Termination Due to Retirement. The Company’s formula for retirement eligibility is calculated by adding the number of years of service plus the employee’s age to equal 70. For each of the NEOs, successfully meeting such eligibility requirements will cause the vesting of all otherwise unvested RSUs, on a pro-rata basis, by multiplying the number of RSUs by a fraction equal to the portion of the vesting period that has transpired prior to the cessation of employment. However, any incentive awards applicable to the Company’s LTCP program cycles in effect at the time of retirement become payable, on a pro-rata basis, at such time as payment is made to other similarly situated executives.

2006 Grants of Plan-Based Awards

The following table summarizes the following plan-based awards: Restricted Stock (RS), Performance-based RSUs (PRSU), and the cash component of the Annual Employee Bonus Plan (AEBP) made to the NEOs for the fiscal year ending December 31, 2006. Each of these types of awards is discussed in the 2006 Summary Compensation Discussion and Analysis above.

Name	Type of Award	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(4) (#)	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value(5)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
William J. Merritt	PRSU	8/14/2006				5,328	6,660	19,980		$29.29	$195,071
	PRSU	8/14/2006				3,264	4,080	12,240		$29.29	$119,503
	RS	2/14/2006							2,380	$24.29
	AEBP	N/A	$195,700	$244,625	$458,672

Bruce G. Bernstein	PRSU	8/14/2006				3,084	3,855	16,800		$29.29	$112,913
	RS	2/14/2006							1,044	$24.29
	AEBP	N/A	$87,598	$109,498	$205,309

Richard J. Fagan	PRSU	8/14/2006				4,480	5,600	16,770		$29.29	$164,024
	RS	2/14/2006							1,382	$24.29
	AEBP	N/A	$91,344	$114,180	$214,088

Mark A. Lemmo	PRSU	8/14/2006				4,472	5,590	11,565		$29.29	$163,731
	RS	2/14/2006							1,295	$24.29
	AEBP	N/A	$90,915	$113,643	$213,081

Lawrence F. Shay	PRSU	8/14/2006				3,572	4,462	13,386		$29.29	$130,692
	RS	2/14/2006							1,239	$24.29
	AEBP	N/A	$81,957	$102,446	$192,087

(1)	In August 2006, the Compensation Committee approved the voluntary exchange of 50% of certain time-based RSUs for a like number of PRSUs under the Company’s January 1, 2005 to January 1, 2008 LTCP cycle. On January 15, 2007, the Compensation Committee approved the cash AEBP bonus payments made to the NEOs, and on January 18, 2007, approved the number of RS awarded as 30% of the annual bonus.

(2)	Amounts shown reflect the cash component of the Company’s Annual Employee Bonus Plan (excluding the cash tax gross-up paid on 30% of the annual bonus which is awarded in Restricted Stock). These amounts are adjusted based on both individual (25%) and corporate (75%) performance criteria for the NEOs. Each of the NEOs has a personal target which is set at a percentage of salary (57% for the CEO, and 40% for the other NEOs). The portion of the annual bonus attributable to individual performance and corporate performance may range from 0% to 150%, and 0% to 200%, respectively, for maximum performance. Threshold amounts are calculated at 80% achievement of goals; anything lower than 80% achievement would result in a zero payout.

(3)	Amounts shown are shares of PRSUs awarded under the Company’s LTCP. These awards will be adjusted for performance and be payable on January 15, 2008 only if certain performance goals are achieved. The amount of PRSUs realized by a recipient are tied to the achievement of certain performance goals (See, “2006 Summary Compensation Discussion and Analysis, Equity Awards”), which can range from 0% to 300% for maximum performance. Threshold amounts are calculated at 80% achievement of goals; anything lower than 80% achievement would result in a zero payout.

(4)	Amounts shown are shares of RS awarded to all executive officers as 30% their annual bonus pursuant to the Company’s Annual Employee Bonus Plan. RS is fully vested on the date of grant and is restricted, as far as transferability only, for a period of two years.

(5)	Represents the dollar value of PRSUs awarded under the Company’s LTCP computed in accordance with FAS 123R (excluding risk of forfeiture) determined using the closing price of the Company’s Common Stock on the date of grant. For additional assumptions used in determining such value, see Note 11 (Compensation Plans and Programs) to the Consolidated Financial Statements set forth in the Company’s Annual Report on Form 10-K for the year ended December 2006.

2006 Outstanding Equity Awards at Fiscal Year-End

The following table summarizes all outstanding equity awards of the NEOs at December 31, 2006:

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
William J. Merritt	4,000	$5.25	12/27/2010	6,667	$223,678	21,477	$720,553
	25,000	$13.19	1/29/2011
	25,000	$12.07	7/12/2011
	50,000	$12.07	7/12/2011
	25,000	$9.60	12/20/2011
	25,000	$6.00	10/13/2009
	20,000	$25.25	2/29/2010

Total	174,000			6,667	$223,678	21,477	$720,553

Bruce G. Bernstein	13,334	$17.59	6/20/2015	N/A	N/A	10,211	$342,579

Total	13,334					10,211	$342,579

Richard J. Fagan	25,000	$13.19	1/29/2011			11,199	$375,726
	25,000	$9.60	12/20/2011	N/A	N/A
	25,000	$6.00	10/13/2009
	20,000	$25.25	3/29/2010

Total	95,000					11,199	$375,726

Mark A. Lemmo	16,000	$5.19	12/26/2010	N/A	N/A	11,179	$375,055
	2,000	$5.25	12/27/2010
	4,000	$5.63	12/28/2010
	25,000	$13.19	1/29/2011
	25,000	$9.60	12/20/2011
	2,000	$5.41	12/29/2010
	20,000	$25.25	3/29/2010

Total	94,000					11,179	$375,055

Lawrence F. Shay	16,000	$8.43	11/12/2011	N/A	N/A	8,923	$299,367
	5,000	$9.60	12/20/2001
	6,000	$9.00	8/23/2012
	3,000	$8.90	8/27/2012

Total	30,000					8,923	$299,367

(1)	These figures are based on a market price of $33.55 per share, which was the closing price of the Company’s stock on December 29, 2006, the last trading day of fiscal 2006.

2006 Outstanding Equity Awards at Fiscal Year-End Narrative

Option Awards (Columns (b)–(d)):

•

Commencing 2004, the Company’s award of stock options was limited to awards made only to newly-hired employees. In 2006, the Company awarded only RSUs to newly-hired employees in addition to promotional awards and awards made pursuant to the Company’s LTCP.

•	As of December 31, 2006, all of the NEOs’ option awards were fully vested and exercisable. Therefore, no columns have been included for unexercised options or unearned unexercised options.

•	All option awards outstanding as of December 31, 2006, which are reflected in column (b), expire 10 years from the date of grant. The option expiration date is set forth in column (d).

•	A “Total” line has been included to show the total number of options outstanding for each NEO.

•	See the 2006 Summary Compensation Discussion and Analysis for additional details on option awards.

Stock Awards (Columns (e)–(h)):

A “Total” line has been included to show the total number of shares and units outstanding for each NEO, as well as the total market value or payout value, as the case may be, of such shares and units. The total market value and payout value is calculated by multiplying the number of shares or units by $33.55 per share (the closing price of the Company’s Common Stock on December 29, 2006, the last trading day of fiscal 2006).

•	Column (e)–Number of Shares or Units of Stock That Have Not Vested:

o	See the 2006 Summary Compensation Discussion and Analysis for additional details on RS.

o	In addition, Mr. Merritt’s holdings in this column also reflect 6,667 shares of time-based RSUs outstanding as of December 31, 2006. These RSUs were not awarded as part of the Company’s LTCP (an equity and non-equity incentive plan), but are originally part of a grant of 10,000 RSUs made to Mr. Merritt on May 5, 2005 as part of his promotion to President and Chief Executive Officer. The award vests, in equal amounts, on the one-year anniversary of such promotion.

•	Column (g)–Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested:

o	The amounts in this column reflect the number of RSUs awarded (time-based and performance-based) to the NEOs pursuant to the Company’s LTCP. In accordance with the terms of the LTCP, the receipt of shares underlying performance-based RSUs may be made, if at all, upon the achievement of certain performance goals. See the 2006 Summary Compensation Discussion and Analysis for additional details regarding time-based and performance-based RSUs awarded pursuant to the LTCP.

o	Awards of time-based and performance-based RSUs have been aggregated for each of the NEOs assuming that achievement of 100% performance against the LTCP’s associated goals has been met (with regard to the performance-based RSUs).

2006 Option Exercises and Stock Vested

The following table summarizes all option exercises and stock vesting for the NEOs during the fiscal year ending December 31, 2006:

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
William J. Merritt	45,000	$1,165,713	17,916	$368,447
Bruce G. Bernstein	6,666	$109,904	0	$0
Richard J. Fagan	50,000	$1,276,275	10,061	$190,434
Mark A. Lemmo	120,100	$1,556,236	10,107	$191,742
Lawrence F. Shay	16,000	$367,216	8,169	$155,354

(1)	Amounts in this column reflect the vesting of RSUs, and the grant of RS made in 2006 as part of each of the NEOs’ annual bonus. The grant of RS is non-forfeitable upon grant, but is restricted as to transferability. See the 2006 Compensation Discussion and Analysis for additional details concerning these types of equity awards.

Security Ownership of Management

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock, as of April 5, 2007, by each of the Company’s directors, by each of the NEOs, and by all executive officers and directors of the Company as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares listed:

Name of Beneficial Owner	Amount and Nature of Ownership (1)(2)(3)(4)	Percent of Common Stock Outstanding (if greater than 1%) (5)
Bruce G. Bernstein	15,363	—
D. Ridgely Bolgiano	138,724	—
Harry G. Campagna	699,000	1.5%
Steven T. Clontz	201,448	—
Richard J. Fagan	108,785	—
Edward B. Kamins	8,000	—
Mark A. Lemmo	137,958	—
William J. Merritt	227,734	—
Robert S. Roath	241,182	—
Robert W. Shaner	8,000	—
Lawrence F. Shay	34,999	—
Alan P. Zabarsky	8,001	—
All directors and officers as a group (15 persons)	2,064,958	4.4%

(1)	Includes the following number of shares of Common Stock which may be acquired by the named beneficial owners identified in the table through the exercise of options which were exercisable as of April 5, 2007 or will become exercisable within 60 days of such date: Mr. Bernstein, 13,334; Mr. Bolgiano, 101,300; Mr. Campagna, 529,000; Mr. Clontz, 172,448; Mr. Fagan, 70,000; Mr. Kamins, 0; Mr. Lemmo, 34,000; Mr. Merritt, 174,000; Mr. Roath, 144,190; Mr. Shaner, 2,000; Mr. Shay, 22,000; and Mr. Zabarsky, 2,000; together with all directors and executive officers as a group (15 persons), 1,450,987 shares.

(2)	Includes the following number of shares of Common Stock which may be acquired by Mr. Merritt, as a named beneficial owner, as of April 5, 2007, through the vesting of RSUs which will occur within 60 days of such date. RSUs constitute rights to receive Common Stock under the Company’s 1999 Restricted Stock Plan at a future date. Generally, RSUs are forfeitable under certain circumstances, do not have voting rights and are not deemed to be outstanding shares. Mr. Merritt holds 3,333 RSUs that will vest within 60 days of April 5, 2007; together will all directors and executive officers as a group (15 persons), 4,999.

(3)	Does not include RSUs awarded to the named beneficial owners which are scheduled to vest within 60 days of April 5, 2007. The named beneficial owners owning RSUs as of April 5, 2007 are as follows: Mr. Bernstein, 8,501; Mr. Bolgiano, 6,131; Mr. Campagna, 16,000; Mr. Clontz, 18,000; Mr. Fagan, 9,582; Mr. Kamins, 10,000; Mr. Lemmo, 9,553; Mr. Merritt, 22,441; Mr. Roath, 34,000; Mr. Shaner, 6,000; Mr. Shay, 8,034; and Mr. Zabarsky, 12,000; together, with all directors and executive officers as a group (15 persons), 184,049 RSUs (excludes 4,999 RSUs vesting within 60 days per Note 2 above).

(4)	Includes the following number of shares of Common Stock acquired by the NEOs and all executive officers of the Company as a group through participation in the Company’s Savings and Protection Plan (the “401(k) Plan”). Under the 401(k) Plan, Common Stock may be acquired through the Company’s employer matching contribution, discretionary annual contributions under the Company’s Profit Sharing Program, or through participation in the InterDigital Stock Fund investment option available under the 401(k) Plan. The NEOs and executive officers have both dispositive and voting power as to these shares. Ownership of shares of Common Stock under the 401(k) Plan by the NEOs, as of April 5, 2007, is as follows: Mr. Bernstein, 758; Mr. Bolgiano, 420; Mr. Fagan, 2,026; Mr. Lemmo, 1,955; Mr. Merritt, 2,034; and Mr. Shay, 1,985.

(5)	Based upon 46,888,996 shares of Common Stock issued and outstanding at April 5, 2007.

Security Ownership of

Certain Beneficial Owners

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock, as of December 31, 2006, by each person known to the Company to be the beneficial owner of more than 5% of any class of the Company’s outstanding Common Stock. The following information is based solely upon Goldman Sachs Asset Management, L.P.’s Schedule 13G, dated February 1, 2007, and Heartland Advisors, Inc.’s Schedule 13G, dated February 9, 2007, as filed with the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Ownership	Percent of Common Stock Outstanding
Goldman Sachs Asset Management, L.P. 32 Old Slip New York, NY 10005	3,382,898(1)	6.4%

Heartland Advisors, Inc. 789 North Water Street Milwaukee, WI 53202	3,382,675(2)	6.4%

William J. Nasgovitz c/o Heartland Advisors, Inc. 789 North Water Street Milwaukee, WI 53202

(1)	Goldman Sachs Asset Management, L.P. (“GSAM”) retains voting power only as to 3,039,241 of the above shares and sole dispositive power as to all of the above shares. All shares are held in various investment advisory accounts of GSAM, and no such account is known to have an interest relating to more than 5% of the class.

(2)	Heartland Advisors, Inc. does not retain sole voting or sole dispositive power as to the above shares, but does retain shared voting and shared dispositive power as to 3,306,575 and 3,382,675 shares, respectively. All such shares are held in various investment advisory accounts of Heartland Advisors, Inc., and no such account is known to have an interest relating to more than 5% of the class except that the Heartland Value Fund owns 6.4% of the class. The 3,382,675 shares may also be deemed beneficially owned by Mr. William J. Nasgovitz, President and principal shareholder of Heartland Advisors, Inc., as a result of his position with and ownership interest in Heartland Advisors, Inc., which could be deemed to confer upon him voting and/or investment power over such shares. Heartland Advisors, Inc. and Mr. Nasgovitz each specifically disclaim beneficial ownership of these shares.

Summary of All Existing Equity Compensation Plans

The following table summarizes the Company’s equity compensation plan information regarding the Common Stock authorized for issuance thereunder, as of December 31, 2006:

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in 1st column)
Equity compensation plan(s) approved by InterDigital shareholders (1)	2,884,351	(2)	$12.39	1,741,973	(3)
Equity compensation plans not approved by InterDigital shareholders (4)	2,285,277	(5)	$21.59	1,244,698	(6)
Total	5,169,628		$16.45	2,986,671

(1)	These plans include the Company’s Employee Stock Purchase Plan, the 2000 Stock Award and Incentive Plan (the “2000 Plan”), and prior stock incentive plans no longer in effect.

(2)	In accordance with applicable regulations, no information is provided concerning the Company’s shareholder–approved tax-qualified Employee Stock Purchase Plan.

(3)	Of these shares, 846,372 shares remain available for grant under the Company’s Employee Stock Purchase Plan, and 895,601 shares remain available for grant under the 2000 Plan.

(4)	Common Stock of the Company may be issued under the Company’s 2002 Stock Award and Incentive Plan (the “2002 Plan”) and the 1999 Restricted Stock Plan (the “1999 Plan”). See Note 11, “Notes to Consolidated Financial Statements” included in our Annual Report on Form 10-K for the year ended December 31, 2006 for a description of these plans. In accordance with applicable regulations, no information is provided concerning the Company’s tax-qualified 401(k) Plan.

(5)	Does not include 39,257 issued and outstanding shares of Common Stock awarded to executive officers as part of their annual bonus, which shares are subject to a two-year holding period and restriction on transfer, but are not forfeitable.

(6)	Of these shares, 65,219 shares remain available for grant under the 2002 Plan, and 1,179,479 shares remain available for grant under the 1999 Plan.

Audit Committee Report

The Audit Committee of the Board of Directors (the “Committee”) is composed of four directors whom the Board of Directors has determined meet the independence and financial literacy and sophistication requirements of the Nasdaq National Market (“Nasdaq”) listing standards, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and U.S. Securities and Exchange Commission (“SEC”) regulations. The Committee has, for many years, been composed entirely of non-management directors. The Committee acts pursuant to a written charter (“Charter”) which was adopted by the Company’s Board of Directors and is subject to annual review. A copy of the Charter is attached to this Proxy Statement as Appendix “A.”

As more fully described in the Charter, the Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. In fulfilling our oversight responsibilities, we have reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2006, including a discussion of the acceptability and appropriateness of significant accounting principles and management’s assessment of the effectiveness of the Company’s internal controls over financial reporting. Management has represented to us that the Company’s consolidated financial statements were prepared in accordance with accounting principles, generally accepted in the United States and considered appropriate in the circumstances to present fairly the Company’s financial position, results of operations and cash flows. We have also reviewed and discussed with PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, their evaluation of the Company’s internal controls over financial reporting and other business matters. Further, we have discussed with PwC the matters required to be discussed with the independent auditor by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90, (Codification of Statements on Auditing Standards, AU §380), which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

This Committee has also received and reviewed the written disclosures and the letter from PwC required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), which relates to the accountant’s independence from the Company and its related entities, and has discussed with PwC their independence from the Company.

Based on the reviews and discussions with management and the independent accounting firm referred to above, we recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

AUDIT COMMITTEE:

Robert S. Roath, Chairman

Steven T. Clontz

Edward Kamins

Alan P. Zabarsky

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 2)

The Audit Committee has appointed PricewaterhouseCoopers LLP (PwC) as independent registered public accounting firm of the Company for the year ending December 31, 2007. PwC has served as the independent registered public accounting firm of the Company since 2002.

Although ratification of the appointment of PwC is not legally required, the Board of Directors is submitting it to the shareholders as a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit Committee will not be bound to seek another independent registered public accounting firm for 2007, but the selection of another independent registered public accounting firm will be considered in future years. To be ratified, the appointment must be approved by the affirmative vote of a majority of the votes cast by shareholders present at the Annual Meeting, in person or by proxy, and entitled to vote.

Representatives from PwC will be present at the Annual Meeting to make a statement, if they so desire, and will be available to respond to appropriate questions.

Fees Paid to Independent Registered Public Accounting Firm

Aggregate fees for professional services delivered by PwC for the fiscal years ending December 31, 2006 and 2005, were as follows:

Description of Fees	December 31, 2006	December 31, 2005
Audit Fees (1)	$769,726	$635,900
Audit-Related Fees (2)	78,146	62,442
Tax Fees	—	—
All Other Fees (3)	1,500	1,500
Totals	$849,372	$699,842

(1)	Audit Fees consist of the aggregate fees billed by PwC in the above two fiscal years for professional services rendered by PwC for the integrated audit of the Company’s consolidated financial statements and the Company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, for review of the Company’s interim consolidated quarterly financial statements included in the Company’s Forms 10-Q, and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements for the above fiscal years.

(2)	Audit-Related Fees consist of fees incurred for assurance and related services by PwC that were reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under the caption “Audit Fees,” and relate primarily to consultation concerning financial accounting and reporting standards.

(3)	All Other Fees consist of the aggregate fees billed by PwC in the above two fiscal years for certain accounting research software purchased by the Company from PwC.

Audit Committee Pre-Approval Policy for Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy requires that it pre-approve all audit and non-audit services and related fees to be performed by the Company’s independent registered public accounting firm in order to assure that the provision of such services does not impair the independent auditors’ independence. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. Also, proposed services exceeding pre-approved cost levels require specific pre-approval.

Consistent with the rules established by the SEC, proposed services to be provided by the Company’s independent registered public accounting firm will be evaluated by grouping the service fees under one of the following four categories: Audit Services, Audit-Related Services, Tax Services and All Other Services. All proposed services shall be discussed and approved by the Company’s Audit Committee. In order to render approval, the Audit Committee shall have available a schedule of services and fees approved by category for the current year for reference and specific detail must be provided. The Audit Committee will not pre-approve services related only to the broad categories noted above.

The Audit Committee has delegated pre-approval authority to its Chairperson for cases where independent auditor services must be expedited. The Company’s management shall provide the Audit Committee with reports of all pre-approved services and related fees by category incurred during the current fiscal year with forecasts of additional services anticipated during the year.

All of the Audit-Related Fees, Tax Fees and All Other Fees described above were approved by the Company’s Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2 TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2007.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, BUT EXCLUDING EXHIBITS, AS FILED WITH THE SEC FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006, MAY BE OBTAINED BY SHAREHOLDERS WITHOUT CHARGE BY WRITTEN OR ORAL REQUEST DIRECTED TO REBECCA BRIDGEFORD OPHER, ASSISTANT SECRETARY, INTERDIGITAL COMMUNICATIONS CORPORATION, 781 THIRD AVENUE, KING OF PRUSSIA, PENNSYLVANIA 19406-1409. COPIES OF THE ANNUAL REPORT ON FORM 10-K MAY ALSO BE ACCESSED ON THE INTERNET AT HTTP://WWW.INTERDIGITAL.COM OR AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. REQUESTS FOR EXHIBITS TO THE FORM 10-K WILL BE PROVIDED FOR A FEE FOR COPYING AND MAILING EXPENSES.

By Order of the Board of Directors

Rebecca Bridgeford Opher
Assistant Secretary

King of Prussia, Pennsylvania

April 30, 2007

APPENDIX “A”

INTERDIGITAL COMMUNICATIONS CORPORATION

AUDIT COMMITTEE CHARTER

Function

The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities related to corporate accounting, financial reporting practices and integrity of financial reports as well as legal and regulatory compliance therewith. The Committee will provide support for management’s efforts to enhance the quality of the Company’s internal control structure and help to facilitate effective communication between the Board and the Company’s independent auditors.

Organization

The Committee will be comprised of three or more directors of the Board, each of whom is independent of management and the Company. The members of the Audit Committee shall meet the independence and experience requirements of the Nasdaq Stock Market, and federal laws and regulations applicable to audit committees. Further, all members of the Committee must have a basic understanding of accounting policies and be able to read and understand financial statements, including a company’s balance sheet, income statement, and cash flow statement. At least one member of the Committee shall be an audit committee financial expert, within the meaning of applicable Commission and Nasdaq rules.

Meetings

The Committee will meet at least quarterly each year, and at any additional time as either the Board or the Committee deems necessary. The Committee Chairman has the power to call a Committee meeting whenever he or she determines there is a need. Meetings will follow an agenda and approved minutes of the meeting will be maintained.

The Company’s independent auditors, and senior internal auditor will generally be requested to attend Committee meetings. The Committee may request members of management or others to attend meetings and to provide pertinent information as necessary. The Committee will provide management, the independent auditors, the senior internal auditor and other persons as appropriate with opportunities to meet in private sessions with the Committee to discuss any matters the Committee or these groups believe should be discussed privately.

Responsibilities

I.	General Responsibilities

A.	The Committee provides open avenues of communication with management, the independent auditors, the senior internal auditor, and the Board. The Committee shall meet in executive session with management, the independent auditors and the senior internal auditor to discuss any matters such parties believe should be discussed privately.

B.	The Committee must report Committee actions to the full Board and may make appropriate recommendations.

C.	In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company, may meet with the general counsel and/or other members of management of the Company.

D.	The Committee will establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and for the confidential, anonymous submission by employees of the Company regarding questionable accounting or auditing matters.

E.	The Committee will have the authority to engage independent counsel and other advisors, as it determines necessary to carry out its duties.

F.	The Committee will have authority to review and approve the employment and replacement of the senior internal auditor, and evaluate the performance and approve the compensation of the senior internal auditor.

G.	All auditing services and permissible non-audit services provided to the Company by its independent auditors will be pre-approved by the Committee, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Chairman of the Committee shall have the authority to grant pre-approvals of audit and permissible non-audit services, provided that all pre-approvals by the Chairman shall be presented to the full Committee at its next scheduled meeting.

H.	The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors and to any advisors engaged by the Audit Committee.

II.	Responsibilities for Engaging Independent Accountants

A.	The Committee will be directly responsible for the appointment, compensation, and oversight of the work of the independent auditors (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors will report directly to the Committee.

B.	The Committee will discuss with the independent auditors all significant relationships and services the independent auditors have with the Company to determine and ensure the independence of the independent auditors. The Committee will also require from the independent auditors an annual statement delineating all relationships between the independent auditors, related companies and the Company.

C.	The Committee will review the performance of the independent auditors. The Committee will have the ultimate authority and responsibility to select, evaluate and, if deemed appropriate, replace the Company’s independent auditors. The Committee shall request the Board to submit the selection of the independent auditors for ratification at each annual meeting of shareholders.

D.	The Committee will consult with the independent auditors and financial management of the Company to review the scope of the annual audit, as well as the planning and staffing of the audit.

E.	The Committee will review and approve the fees to be paid to the independent auditors.

III.	Responsibilities for Reviewing the Annual Audit and the Review of Quarterly and Annual Financial Statements

A.	The Committee will ascertain that the independent auditors will be available to the full Board at least annually (and more frequently if deemed appropriate by the Committee) to provide the Board with a timely analysis of significant financial reporting issues.

B.	The Committee will ask management and the independent auditors about significant risks and exposures relating to the Company’s quarterly and annual financial statements and will assess management’s steps to minimize them.

C.	The Committee will address with the independent auditors (i) the Company’s critical accounting policies, (ii) alternative treatments of financial information within generally accepted accounting principles that the independent auditors have discussed with management, and the alternative preferred by the independent auditors and (iii) material written communications between the independent auditors and management, such as a schedule of unadjusted differences.

D.	The Committee will review any significant findings and recommendations made by the Company’s independent auditors, together with management’s responses to them.

E.	The Committee will review and approve, at least annually, the internal audit scope, audit plans, budget, staffing and relevant processes and programs of the Company’s internal audit function. The Committee will periodically review the scope, budget and significant results of any internal audit services provided by outside parties. The Committee shall also receive regular reports from the Company’s senior internal auditor regarding the significant results of internal audits, and whether recommendations made in the audits have been implemented by management.

F.	The Committee will review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

G.	Shortly after the annual examination is completed, the Committee will review the following with management and the independent auditors:

1.	The Company’s annual report on Form 10-K, including the annual financial statements and related footnotes and the clarity of the disclosures in the financial statements.

2.	The impact of pronouncements by the Financial Accounting Standards Board, releases of the Securities and Exchange Commission, and any other pertinent regulations that might have an effect on the Company’s audited financial statements.

3.	The independent auditors’ audit of and report on the financial statements.

4.	Any matters the independent auditors determine that are required to be discussed with the Committee pursuant to Statement of Auditing Standards No. 61.

5.	The management recommendation letter on accounting procedures and controls prepared by the Company’s independent auditors and any other reports and management’s responses concerning such reports.

6.	Anything else about the audit procedures or findings that Generally Accepted Auditing Standards require the independent auditors to discuss with the Committee.

H.	The Committee will consider and review with management any significant findings related to financial reporting, internal controls or other corporate matters of importance to the Committee during the year and management’s responses to them.

I.	With respect to quarterly results for the first three fiscal quarters of each year, the Committee will meet quarterly with the independent auditors and management to discuss the Company’s quarterly financial statements as well as whether significant events, transactions and changes in accounting estimates were considered by the independent auditors (after performing their required quarterly review) to have affected the quality of the Company’s financial reporting. This meeting will take place prior to filing the Company’s Quarterly Report on Form 10-Q with the Commission and before the quarterly earnings release.

J.	The Committee will discuss with management and the independent auditors, as appropriate, financial results to be disclosed in press releases and other publicly disclosed financial information and earnings guidance, including the use of pro forma or adjusted non-GAAP information.

IV.	Certification and Disclosure Responsibilities

A.	The Committee will ascertain the Company’s compliance with requirements of any market on which the Company’s securities are traded.

B.	The Committee will ascertain the Company’s compliance with required Securities and Exchange Commission disclosures regarding:

1.	Committee member independence, an indication of whether the Committee is governed by a written charter, and if so, will include a copy of the charter in the Company’s proxy statement at least once every three years.

2.	The Committee’s findings that resulted from the Committee’s financial reporting oversight responsibilities.

C.	The Committee will prepare a report each year for inclusion in the Company’s proxy statement.

V.	Periodic responsibilities

A.	Review and assess the adequacy of the Committee’s charter on an annual basis.

B.	Review with appropriate management and outside resources, if necessary, legal and regulatory matters that may have a material effect on the organization’s financial statements, compliance policies and programs and reports from regulators.

C.	Review reports from management made pursuant to internal procedures and systems designed to promote Company compliance with laws, regulations and internal procedures, and review the scope and status of internal procedures and systems designed to promote Company compliance with laws, regulations and internal procedures.

D.	Review any significant reports to management prepared by the Company’s internal auditing function or by any advisor or consultants engaged to evaluate or report on financial matters, and management’s responses.

E.	Review and approve all related-party transactions.

F.	Set policies consistent with applicable regulations for the hiring of employees or former employees of the Company’s independent auditors.

G.	Review any other matters that may be appropriate such as corporate insurance coverage and other risk management programs.

VI.	Scope of Responsibilities

While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. The Committee may also undertake such additional activities within the scope of its primary function as the Committee from time to time determines.

PROXY

INTERDIGITAL COMMUNICATIONS CORPORATION

781 Third Avenue

King of Prussia, Pennsylvania 19406-1409

Annual Meeting of Shareholders

To Be Held June 7, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of InterDigital Communications Corporation, a Pennsylvania corporation, revoking all previous proxies, hereby appoints Richard J. Brezski and Lawrence F. Shay, and each of them acting individually, as the proxies of the undersigned, with full power of substitution, to vote, as indicated on the reverse side of this proxy card and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of InterDigital Communications Corporation to be held on Thursday, June 7, 2007, at 11:00 a.m. (Eastern Daylight Time) at the Radisson Hotel Valley Forge, King of Prussia, Pennsylvania, and at any adjournment or postponement thereof, in the manner directed herein, and upon such other business as may come before the Annual Meeting, all as set forth in the enclosed notice of the Annual Meeting and Proxy Statement.

Record holders who attend the Annual Meeting may vote by ballot; such vote will supersede this Proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

1.	Election of Directors [Nominees for a three year term expiring at the 2010 Annual Meeting of Shareholders – Robert S. Roath and Robert W. Shaner]:

☐	FOR ALL NOMINEES
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL NOMINEES EXCEPT (See Instructions Below)

Instructions: To withhold authority to vote for any individual nominee(s), mark “FOR ALL NOMINEES EXCEPT” and fill in the circle next to each nominee for whom you wish to withhold your vote, as shown here: •

o	Robert S. Roath
o	Robert W. Shaner

2.	Ratification of PricewaterhouseCoopers LLP as independent registered public accounting firm of InterDigital Communications Corporation for the year ending December 31, 2007:

☐ FOR     ☐ AGAINST     ☐ ABSTAIN

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE, AND “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF NOTICE OF THE 2007 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT, AND THE 2006 ANNUAL REPORT.

	Date:	, 2007
Signature of Shareholder
	Date:	, 2007
Signature of Shareholder

NOTE: Please sign this Proxy exactly as your name(s) appear on this Proxy. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. If the signer is a corporation, please sign with full corporate name by a duly authorized officer(s), giving full title as such, and affix the corporate seal. If signer is a partnership, please sign in partnership name by authorized person. Where stock is held in the name of two (2) or more persons, all such persons should sign.

PROXY

INTERDIGITAL COMMUNICATIONS CORPORATION

781 Third Avenue

King of Prussia, Pennsylvania 19406-1409

Annual Meeting of Shareholders

To Be Held June 7, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Voting Instruction to Trustee

The undersigned, as a participant in the InterDigital Communications Corporation Savings and Protection Plan, does hereby instruct the trustee of such plan to vote all the shares of Common Stock of InterDigital Communications Corporation which are credited to the undersigned’s account in such plan, at the Annual Meeting of Shareholders of InterDigital Communications Corporation to be held on Thursday, June 7, 2007, at 11:00 a.m. (Eastern Daylight Time) at the Radisson Hotel Valley Forge, King of Prussia, Pennsylvania, and at any adjournment or postponement thereof, in the manner directed herein, and in the trustee’s discretion upon such other business as may come before the Annual Meeting, all as set forth in the enclosed notice of the Annual Meeting and Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

1.	Election of Directors [Nominees for a three year term expiring at the 2010 Annual Meeting of Shareholders – Robert S. Roath and Robert W. Shaner]:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL NOMINEES EXCEPT(See Instructions Below)

Instructions: To withhold authority to vote for any individual nominee(s), mark “FOR ALL NOMINEES EXCEPT” and fill in the circle next to each nominee for whom you wish to withhold your vote, as shown here: •

o	Robert S. Roath
o	Robert W. Shaner

2.	Ratification of PricewaterhouseCoopers LLP as independent registered public accounting firm of InterDigital Communications Corporation for the year ending December 31, 2007:

☐ FOR                     ☐ AGAINST                     ☐ ABSTAIN

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. ANY SHARES HELD BY THE TRUSTEE FOR WHICH THE TRUSTEE HAS BEEN INSTRUCTED TO SIGN THE PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS WITH NO ADDITIONAL INSTRUCTIONS TO THE CONTRARY INDICATED, WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE, AND “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF NOTICE OF THE 2007 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT, AND THE 2006 ANNUAL REPORT.

	Date:	, 2007
Signature of Shareholder
	Date:	, 2007
Signature of Shareholder

NOTE: Please sign this Proxy exactly as your name(s) appear on this Proxy. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. If the signer is a corporation, please sign with full corporate name by a duly authorized officer(s), giving full title as such, and affix the corporate seal. If signer is a partnership, please sign in partnership name by authorized person. Where stock is held in the name of two (2) or more persons, all such persons should sign.